As Filed with Securities and Exchange Commission on _____________, 2002

                                                Registration No. ___ - _____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         MAJESTIC SAFE-T-PRODUCTS, LTD.
           (Exact name of the registrant as specified in its charter)

   Maryland                    3790                        33-0843698
(State or other    (Primary Standard Industrial  (I.R.S. Employer Identification
jurisdiction of     Classification Code Number)                             No.)
incorporation or
organization)

 6156 Mission Gorge Road, Suite I           6156 Mission Gorge Road, Suite I
   San Diego, California 92120                 San Diego, California 92120
         (619) 281-0707                               (619) 281-0707
(Address and telephone number of        (Address of principal place of business
 principal executive offices)           or intended principal place of business)

    Mr. Francis A. Zubrowski                             With a Copy to:
  6156 Mission Gorge Road, Suite I                    Norman T. Reynolds, Esq.
   San Diego, California 92120                    Glast, Phillips & Murray, P.C.
    619) 281-0707 (Office)                         815 Walker Street, Suite 1250
  (619) 281-0979 (Facsimile)                            Houston, Texas 77002
(Name, address and telephone number of                (713) 237-3135 (Office)
        agent for service)                         (713) 237-3202 (Facsimile)


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement has been declared effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
------------------  -------------- --------------- ---------------- ------------
Title of Each       Amount          Proposed        Proposed           Amount
Class Of            To              Maximum         Maximum             of
Securities          Be              Offering Price  Aggregate       Registration
To Be Registered    Registered      Per Share (1)   Offering Price      Fee
------------------  -------------- --------------- ---------------- ------------
------------------  -------------- --------------- ---------------- ------------
Common Stock,       14,250,000 (2)    $0.25          $3,562,500       $327.75
par value
$0.001 per share
------------------  -------------- ---------------- --------------- ------------
------------------  -------------- ---------------- --------------- ------------
Common Stock,       22,528,329 (3)    $0.25          $5,632,082       $518.15
par value
$0.001 per share
------------------  -------------- ---------------- --------------- ------------
------------------  -------------- ---------------- --------------- ------------
Total Registration                                                    $845.90
Fee
------------------ --------------- ---------------- --------------- ------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(2) Represents the number of shares of the common stock of Majestic Safe-T-Products, Ltd. to be sold from time to time pursuant to this registration statement by Majestic Safe-T-Products, Ltd.
(3) Represents an estimated 5,884,149 newly issued shares of the common stock of Majestic Safe-T-Products, Ltd. to be distributed to the stockholders of U.S. Microbics, Inc. and 16,644,180 shares to be sold from time to time by some of our existing stockholders pursuant to this registration statement.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.





                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                              Cross-Reference Sheet
                      Showing Location in the Prospectus of
                   Information Required by Items of Form SB-2

     Form SB-2 Item Number and Caption              Location in Prospectus

1.   Front of Registration Statement and
        Outside Front Cover of Prospectus.......... Outside Front Cover Page
2.   Inside Front and Outside Back Cover
        Pages of Prospectus........................ Inside Front Cover Page;
                                                    Outside Back Cover Page
3.   Summary Information and Risk Factors.......... Prospectus Summary;
                                                    Risk Factors; Business
4.   Use of Proceeds............................... Use of Proceeds
5.   Determination of Offering Price............... Outside Front Cover Page
6.   Dilution...................................... Dilution
7.   Selling Security Holders...................... Selling Stockholders
8.   Plan of Distribution.......................... Plan of Distribution
                                                    and Terms of Offering
9.   Legal Proceeding.............................. Business Litigation
10.  Directors, Executive Officers, Promoters
        and Control Persons........................ Business; Management-
                                                    Executive Officers
                                                    and Directors
11.  Security Ownership of Certain Beneficial
        Owners and Management...................... Principal Stockholders
12.  Description of Securities..................... Description of Securities
13.  Interest of Named Experts and Counsel......... *
14.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities................................ Description of Securities-
                                                    Certain Provisions of the
                                                    Articles of Incorporation
                                                    and Bylaws
15.  Organization Within Last Five Years........... Business
16.  Description of Business....................... Business
17.  Management's Discussion and Analysis
        or Plan of Operation....................... Management's Discussion and
                                                    Analysis of Financial
                                                    Condition and Results of
                                                    Operations
18.  Description of Property....................... Business-Properties-
                                                    Facilities
19.  Certain Relationships and Related
        Transactions............................... Certain Transactions
20.  Market for Common Equity and Related
        Stockholder Matters........................ Price Range of Common Stock
                                                    and Dividend Policy;
                                                    Descreption of Securities
21.  Executive Compensation........................ Management-Executive
                                                    Compensation
22.  Financial Statements.......................... Financial Statements
23.  Changes in and Disagreements with
        Accountants on Accounting and
        Financial Disclosure....................... *

-----------------------
(*)   None or Not Applicable




                SUBJECT TO COMPLETION, DATED November 12, 2002

Prospectus
                  ______________, 2002


                         MAJESTIC SAFE-T-PRODUCTS, LTD.

                             Shares of Common Stock

o We are offering up to a total of 14,250,000 shares of our common stock at a price of $0.25 per share.

o The shares of our common stock offered by means of this prospectus will be sold on a "best efforts" basis by Mariner Investment Group, a licensed broker-dealer, which will be paid a commission on all of our shares sold by means of this offering.

o There is no minimum number of shares that we have to sell. There will be no refunds.

o The offering to the new investors will be until __________, 2003, and may be extended for an additional period up to _______, 2003, if we choose to do so.

o In addition, we are registering the distribution of an estimated 5,884,149 shares of our common stock by U.S. Microbics, Inc., one of our stockholders, as a dividend, to certain of its stockholders. There will be no charge for the distribution of our shares and we will receive no proceeds as a result of the distribution.

o The shares of our common stock are not currently listed for sale on any exchange, although we do plan to have our shares quoted for sale on the OTC Bulletin Board upon the effective date of this prospectus. However, there can be no assurance that we will be successful in having our shares quoted for sale on the OTC Bulletin Board or on any other publicly traded market.

o Finally, this prospectus also relates to the aggregate resale of 16,644,180 shares of our common stock held by some of our current stockholders, all of which may be sold from time to time by the selling stockholders. The selling price for our selling stockholders will be $0.25 per share until our shares are quoted for sale on the OTC Bulletin Board, or some other publicly traded market, and thereafter at prevailing market prices or at privately negotiated prices.

------------------------- -------------- -------------  ------------------------
                             Offering                      Proceeds, before
                             Price        Commissions         expenses to
                                                        Majestic Safe-T-Products
------------------------- -------------- -------------  ------------------------
------------------------- -------------- -------------  ------------------------
Per Share................    $0.25         $0.00625          $0.24375
------------------------- -------------- -------------  ------------------------
------------------------- -------------- -------------  ------------------------
Total Maximum Offering...  $3,562,500       $89,063          $3,473,438
------------------------- -------------- -------------  ------------------------

This investment involves risks. See "Risk Factors" beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The common stock to be sold by us is being offered by Mariner Investment Group as an underwriter, subject to acceptance by them and subject to their right to reject any offer to purchase in whole or in part. It is expected that delivery of any our shares sold by means of this prospectus will be delivered within 21 days after the date of any sale.

                            MARINER INVESTMENT GROUP



                                TABLE OF CONTENTS

Prospectus Summary...........................................................2
Risk Factors.................................................................4
The Spin-Off.................................................................7
Use Of Proceeds..............................................................9
Determination Of Offering Price..............................................10
Plan Of Distribution And Terms Of The Offering...............................10
Price Range Of Common Stock And Dividend Policy..............................12
Dilution.....................................................................12
Capitalization...............................................................14
Management's Discussion And Analysis Of Financial Condition And Results Of
Operations...................................................................15
Business.....................................................................17
Management...................................................................26
Certain Transactions.........................................................27
Principal Stockholders.......................................................29
Description Of Securities....................................................30
Certain Provisions Of Our Articles Of Incorporation And Bylaws...............31
Selling Stockholders.........................................................34
Spin-Off Shares..............................................................35
Shares Available For Future Sale.............................................47
Legal Matters................................................................47
Experts......................................................................47
Index To Financial Statements................................................48






                               PROSPECTUS SUMMARY

Introduction

     If you are a stockholder of U.S. Microbics, Inc., we have sent this document to you because you were an owner of the common stock of U.S. Microbics on August 30, 2002. U.S. Microbics plans to spin-off (the "Spin-Off") to its stockholders as a stock dividend an estimated 5,884,149 shares it owns in Majestic Safe-T-Products (the "Spin-Off Shares"). No action is required on your part to participate in the Spin-Off and you do not have to pay any cash or other consideration to receive your Spin-Off Shares. Unless the reference is to U.S. Microbics, Inc., all references to "we," "us," "our," or "Majestic Safe-T-Products" in this prospectus means Majestic Safe-T-Products, Ltd.

     This document describes our business, the relationship between U.S. Microbics and Majestic Safe-T-Products, and how this transaction affects U.S. Microbics stockholders. This document also provides other information to assist U.S. Microbics stockholders in evaluating the benefits and risks of holding or disposing of the Spin-Off Shares that they will receive in the Spin-Off.

     If you are a prospective purchaser of our stock, this prospectus provides information to assist you in evaluating the benefits and risks of purchasing and holding our shares.

Majestic Safe-T-Products

     On April 8, 1998, we were incorporated in the State of Maryland under the name Majestic Transportation Products, Ltd. We changed our name to Majestic Safe-T-Products, Ltd. on May 5, 2001. We design and market transportation related safety equipment for the school bus market, as well as certain other safety and environmental equipment. We have never generated any revenues. Moreover, we have only minimal liquid assets, and have incurred losses since inception.

Corporate Information

     Our principal executive offices are located at 6156 Mission Gorge Road, Suite I, San Diego, California 92120. Our telephone number is (619) 281-0707 and fax number is (619) 281-0979. Our e-mail address is fazmajestic@cs.com. Our Internet web site is located at www.m-stp.com.

The Spin-Off

     U.S. Microbics, Inc., one of our stockholders, will distribute to certain of its stockholders of record approximately 5,884,149 shares of our common stock it owns. The distribution will be one share of our stock for every eight shares of U.S. Microbics stock held on August 30, 2002. No fractional shares will be issued.







                            Intentionally Left Blank






                                        2


The Offering

     The following information assumes that we will sell all 14,250,000 shares of our common stock being offered by means of this prospectus, although we may terminate this offering at any time before all of the shares are sold. You should be aware that shares being sold by Majestic Safe-T-Products do not include any of our shares which may be sold by some of our selling stockholders.

Common stock offered for sale by
Majestic Safe-T-Products............   Up to 14,250,000 shares.

Common stock to be issued as a
dividend by U.S. Microbics, Inc.
to its stockholders.................   Approximately 5,884,149 shares.

Common stock to be outstanding after
this offering if all 14,250,000
shares are sold.....................   65,000,001 shares; includes 50,750,001
                                       shares currently outstanding and
                                       14,250,000 shares to be sold in this
                                       offering to new investors. The 50,750,001 shares include the 5,884,149 shares to be issued as a dividend by U.S. Microbics, Inc. to its stockholders. The balance of 28,221,672 shares will remain unregistered.

Use of proceeds, if all 14,250,000
shares are sold.....................  o   Approximately $214,063 for payment of
                                          commissions and other expenses
                                          relating to this offering.
                                      o   Approximately$3,348,438 for payment of
                                          development costs, general and
                                          administrative expenses, and working
                                          capital.

Proposed OTC Bulletin Board symbol    MSPL

Selling Stockholders

     This prospectus also relates to the aggregate resale of 16,644,180 shares of our common stock held by some of our current stockholders, all of which may be sold from time to time by the selling stockholders. The selling price for our selling stockholders will be $0.25 per share until our shares are quoted for sale on the OTC Bulletin Board, or some other publicly traded market, and thereafter at prevailing market prices or at privately negotiated prices.

Nature of the Offering

     This offering is only a "best efforts" offering, and not a "minimum-maximum offering" or "all or none offering." Consequently, we are not required to use an escrow account. However, for administrative ease, we have chosen to use an escrow account which will provide that the proceeds of the offering will be disbursed to us in $25,000 increments. Once we decide to terminate the offering, if there are any funds remaining in the escrow account, all of the funds will be disbursed to us, even if the funds do not total $25,000. At any time before the maximum number of 14,250,000 shares have been sold to purchasers, we may terminate this offering if:

o    We determine, in our sole discretion, to terminate this offering;

o Specified actions, usually associated with extremely adverse economic and market conditions, have been taken by the principal national securities exchanges or by governmental authorities; or

o Other events have occurred or are pending or threatened which, in our judgment, materially impair the investment quality of our shares.


                                        3



                                  RISK FACTORS

         You should carefully consider each of the following risks and all of the other information in this prospectus. Some of the following risks relate principally to the Spin-Off while other risks relate mainly to our business plan. Finally, other risks relate chiefly to the securities markets and ownership of our common stock. If any of the following risks and uncertainties develops into an actual event, our business, financial condition, or results of operations could be materially and adversely affected. If that happens, the trading price of our common stock could decline.

Risks Relating to our Business Plan and Securities

Going concern issues

         Our auditors have issued a going concern opinion, which means that there is doubt that we can continue as an ongoing business for the next 12 months. Unless we can raise additional cash, we may not be able to achieve our objectives and may have to suspend or cease operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We have an extremely limited operating history and have a risk of going out of business

         We have no significant operating history upon which an evaluation of our future success or failure can be made. Although we were incorporated in 1998, we have yet to realize any revenues. Our cumulative net loss since we commenced our operations, is ($1,292,579). See "Business - Our History."

Our achieving and maintaining profitability and positive cash flow are dependent upon:

o        Our generation of ongoing revenues.

o        Our success in curtailing our anticipated costs.

o Our capability to compete with more established companies.

         Based upon current plans, we expect to incur operating losses in future periods due to the expenses associated with the research, development, and marketing of our products. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business. See "Business."

We are in default on several promissory notes, and risk going out of business

         We are currently in default in the payments due on five promissory notes, all of which are secured by all of our assets. One of the notes is payable to Gail Bostwick, the wife of Francis A. Zubrowski our chairman, chief executive officer, president, and a controlling stockholder. If any of the creditors forecloses on his security interest, we could lose all of our assets, in which event our business would fail. See "Business - Litigation" and "Certain Transactions."

The value of your stock could be worthless, if we cannot raise enough money to implement our business plan

         We may not have enough money to realize our anticipated goals as outlined in this prospectus. We expect to raise enough money to satisfy our cash needs for 12 months, by means of this offering to new investors. If it turns out that we have not raised enough money, we will try to raise other funds from another public offering, a private placement, or loans. At the present time, we have not made any plans to raise further money and there is a possibility that we would be unable to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease our operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

                                        4

Our management owns a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of our other stockholders

         As of the date of this prospectus, our directors and executive officers, beneficially own approximately 35.90 percent of our outstanding common stock. Following the Spin-Off, even if we sell all 14,250,000 shares offered by this prospectus, some of our directors and executive officers will own or control a controlling percentage of our stock. Consequently, they will continue to be in a position to significantly influence or control the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to our articles of incorporation or bylaws, and the approval of mergers and other significant corporate transactions. Their control of Majestic Safe-T-Products may delay or prevent a change of control on terms favorable to the other stockholders and may negatively impact the voting and additional rights of our other stockholders. See "Principal Stockholders" and "Certain Provisions of Our Articles of Incorporation and Bylaws."

Our articles of incorporation and bylaws and applicable Maryland law contain provisions that could discourage an acquisition or change of control of Majestic Safe-T-Products

         Our articles of incorporation authorize our board of directors to issue preferred stock and common stock without stockholder approval. If our board of directors elects to issue additional shares of our stock, it could be more difficult for a third party to acquire control of Majestic Safe-T-Products. Similarly, provisions of Maryland corporate law, our articles of incorporation and bylaws may delay, or prevent a tender offer or takeover attempt that a stockholder might consider to be in his best interest, including attempts that might result in a premium over the market price for our common stock. These provisions include a denial of cumulative voting rights and restrictions on the ability of our stockholders to call special meetings.

No public market exists

         Although the issuance of the shares of our common stock with respect to the Spin-Off and the sale of our stock to new investors is being registered under the Securities Act of 1933, as amended, and we expect to have our shares quoted for sale on the OTC Bulletin Board, there can be no guarantee that an active trading market in our shares will develop, and if developed, that a trading market will be sustained. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities to be distributed by us. Many brokerage firms may not be willing to participate in transactions in a security if a low price develops in the trading of the security. Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our securities as collateral for any loans.

Shares of our common stock may be "penny stocks"

         At all times when the current market price per share of our common stock is less than $5.00, our shares of common stock will be considered "penny stocks" as defined in the Securities Exchange Act of 1934, as amended. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of our common stock being issued under this prospectus. In addition, the penny stock rules adopted by the Securities and Exchange Commission under the Exchange Act would subject the sale of shares of our common stock to regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document which discloses the risks of investing in penny stocks.

         Furthermore, if the person purchasing penny stocks is someone other than an accredited investor, as defined in the Securities Act, or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks. Accordingly, the SEC's rules may limit the number of potential purchasers of shares of our common stock. Moreover, various state securities laws impose restrictions on transferring penny stocks, and, as a result, investors in our common stock may have their ability to sell their shares impaired.

                                        5

We have conflicts of interest

         Our directors and officers, are, or may become in their individual capacities, officers, directors, controlling stockholders and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, effort, and corporate opportunity involved in participation with other business entities. The amount of time which our officers and directors will devote to our business may be limited. It is not anticipated that any other business interests will be ones that are, or will be, in competition with us. See "Management" and "Certain Transactions."

Risk Factors Relating to the Spin-Off

Federal tax consequences of the Spin-Off to U.S. Microbics and its stockholders

         Neither we, nor U.S. Microbics, have requested a ruling from the Internal Revenue Service relating to the tax consequences of the Spin-Off. We believe that the Spin-Off will be taxable to U.S. Microbics and to its stockholders. If it is determined that the Spin-Off is taxable, then:

o U.S. Microbics, Inc. would recognize a gain equal to the excess of the fair market value of our common stock distributed to its stockholders over its basis in our common stock; and

o Each United States holder of U.S. Microbics common stock would be generally treated as if the stockholder had received a taxable dividend, to the extent of earnings and profits, in an amount equal to the fair market value of our common stock received.

The combined post-Spin-Off value of U.S. Microbics and the Spin-Off Shares may not equal or exceed the pre-Spin-Off value of U.S. Microbics shares

         We cannot assure the stockholders of U.S. Microbics that the combined trading prices of U.S. Microbics common stock and Majestic Safe-T-Products common stock after the Spin-Off will be equal to or greater than the quotations or any trading price of U.S. Microbics common stock prior to the Spin-Off.

Creditors of U.S. Microbics, Inc. at the time of the Spin-Off may challenge the Spin-Off

         If a court in a lawsuit by an unpaid creditor or representative of creditors of U.S. Microbics, such as a trustee in bankruptcy, were to find that among other reasons, at the time of the Spin-Off, U.S. Microbics or Majestic Safe-T-Products:

o    Were insolvent;

o    Were rendered insolvent by reason of the Spin-Off;

o Were engaged in a business or transaction for which U.S. Microbics or our remaining assets constituted unreasonably small capital; or

o Intended to incur, or believed it would incur, debts beyond its ability to pay such debts as they matured;

the court may be asked to void the Spin-Off (in whole or in part) as a fraudulent conveyance. The court could then require that the stockholders return some or all of the shares of our common stock, or require U.S. Microbics or Majestic Safe-T-Products, as the case may be, to fund certain liabilities of the other for the benefit of creditors. The measure of insolvency for purposes of this discussion will vary depending upon the jurisdiction whose law is being applied. Generally, however, U.S. Microbics or Majestic Safe-T-Products would be considered insolvent if the fair value of its assets was less than the amount of its liabilities or if it incurred debt beyond its ability to repay the debt as it matures.

                                        6


                                  THE SPIN-OFF

Reasons for the Spin-Off

         We believe that the Spin-Off will meaningfully enhance value for U.S. Microbics stockholders in the following ways:

o By providing an additional opportunity through Majestic Safe-T-Products to successfully consummate a sound business plan; and

o By diversifying the risks associated with U.S. Microbics' business strategy through adding an additional opportunity.

Manner of Effecting the Spin-Off

         The Spin-Off will be accomplished as quickly as possible following the date of this prospectus by means of a stock dividend paid to the holders of record of U.S. Microbics common stock on August 30, 2002. The Spin-Off ratio will be one share of the common stock of Majestic Safe-T-Products for every eight shares of U.S. Microbics common stock held by its stockholders. We estimate that the Spin-Off Shares will total approximately 5,884,149 shares. There will be no fractional shares issued. U.S. Microbics stockholders will not be required to pay for the Spin-Off Shares received in the Spin-Off. Additionally, U.S. Microbics stockholders will not need to surrender or exchange U.S. Microbics common stock in order to receive the Spin-Off Shares. All shares of our common stock received by U.S. Microbics stockholders in connection with the Spin-Off will be fully paid and non-assessable. U.S. Microbics stockholders do not have any appraisal rights in connection with the Spin-Off.

Results of the Spin-Off

         Following the effective date of this prospectus and the Spin-Off, Majestic Safe-T-Products will be a publicly held company. Immediately after the Spin-Off, but before the sale of any of our shares to new investors, based on the number of outstanding shares of U.S. Microbics on August 30, 2002, we will have 50,750,001 shares of common stock outstanding, held by approximately 620 record holders. Any of our shares owned by U.S. Microbics not distributed as a dividend to its stockholders will be retained by U.S. Microbics and registered for resale. See "Selling Stockholders." Following the Spin-Off and before the sale of any of the shares offered for sale to new investors by this prospectus, the stockholders of U.S. Microbics will hold approximately 26.12 percent of our shares.

         The Spin-Off will not affect the number of outstanding shares of U.S. Microbics common stock or any rights of U.S. Microbics stockholders.

Trading of the Spin-Off Shares

         Following the effective date of our registration statement for this prospectus and the Spin-Off, the Spin-Off Shares to be issued to U.S. Microbics stockholders will be freely transferable, except for shares received by persons who may be deemed our "affiliates" under the Securities Act. See "Shares Available for Future Sale."

Material Federal Income Tax Consequences

         Because we have not been engaged in an actual trade or business for a period of five years before the distribution of the Spin-Off Shares (we were only incorporated on April 8, 1998), the distribution of our shares to the stockholders of U.S. Microbics will not qualify as tax free under Section 355 of the Internal Revenue Code of 1986, as amended. We believe, based upon the advice of our tax adviser, that the distribution will be a taxable event to U.S. Microbics and to each of its stockholders receiving any of the Spin-Off Shares. Gain (but not loss) would be recognized by U.S. Microbics under Section 311 of the Internal Revenue Code for any excess of the fair market value of Majestic Safe-T-Products stock on the date of actual distribution over the tax basis to U.S. Microbics of our stock.

         As for U.S. Microbics stockholders who receive Spin-Off Shares, we take the view that the fair market value of the Spin-Off Shares on the date of the Spin-Off should be essentially zero (or not have increased over the negligible book value of the shares as reflected in our financial statements, being approximately $0.001 per share).

                                        7

         U.S. Microbics has no current or accumulated earnings, and the distribution is being made from excess capital. Each stockholder of U.S. Microbics should reduce the adjusted basis of his U.S. Microbics stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.001 per share, the estimated book value of Majestic Safe-T-Products on the dividend date. We have undertaken to advise our stockholders in late 2002 or early 2003 should we deem the fair market value of any of the distributed Spin-Off Shares on the date of distribution to have been different than $0.001 per share or should we discover that U.S. Microbics has had earnings in 2002, which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

         In summary, the following material federal income tax consequences to U.S. Microbics stockholders and U.S. Microbics are expected to result from the Spin-Off:

o A U.S. Microbics stockholder will recognize taxable gain or dividend income as a result of the Spin-Off equal to no more than the book value of the Spin-Off Shares, being approximately $0.001 per share.

o A U.S. Microbics stockholder must allocate his pre-distribution tax basis in his U.S. Microbics stock over the U.S. Microbics and Spin-Off Shares according to the relative fair market value of each.

o    U.S. Microbics may recognize minimal gain as a result of the Spin-Off.

         The federal income tax consequences set forth above are for general information only and may not be pertinent to stockholders who receive Spin-Off Shares through the exercise of employee stock options or otherwise as compensation or who are subject to special treatment under the Internal Revenue Code. All stockholders should consult their own tax advisers as to the particular tax consequences which may be relevant to them, including the applicability and effect of state, local, and foreign tax laws.

         Current Treasury regulations require each U.S. Microbics stockholder who receives Spin-Off Shares in the Spin-Off to attach to his federal income tax return for the year in which the Spin-Off occurs, a detailed statement setting forth the data as may be fitting in order to show the applicability of Section 355 of the Internal Revenue Code to the Spin-Off. Majestic Safe-T-Products, upon written request, will provide the appropriate information to each stockholder of record of U.S. Microbics on August 30, 2002.

         The holding period for the Spin-Off Shares to be received by a U.S. Microbics stockholder in the Spin-Off should include the period during which he held the U.S. Microbics stock on which our common stock is distributed, if the stockholder holds the U.S. Microbics stock as a capital asset on the date of the Spin-Off.

Reasons for Furnishing this Prospectus to the Stockholders of U.S. Microbics

         This prospectus is being furnished to the stockholders of U.S. Microbics solely to provide information to them, subject to the satisfaction of the Spin-Off conditions, about the receipt of Spin-Off Shares as a result of the Spin-Off. It is not, and should not be construed as, an inducement or encouragement to buy or sell any of the securities of Majestic Safe-T-Products or those of U.S. Microbics. The information contained in this prospectus is believed by us to be accurate as of the date set forth on the front cover. Changes may occur after that date, but we will not update the information except in the normal course of our public disclosure practices or unless required by law.







                            Intentionally Left Blank

                                        8

                                 USE OF PROCEEDS

         Our offering expenses will be approximately $125,000, no matter how many shares we sell to new investors. As for our commissions, they will be 2.5 percent of the amount of our stock sold to new investors. After allowing for our offering expenses:

o If we should sell only 3,562,500 of our shares, our commission expense would be $22,266, and our net proceeds would be $743,359;

o If we should sell only 7,125,000 of our shares, our commission expense would be $44,532, and our net proceeds would be $1,611,718;

o If we should sell only 10,687,500 of our shares, our commission expense would be $66,798, and our net proceeds would be $2,480,077;

o If we should sell all 14,250,000 shares offered, our commission expense would be $89,064, and our net proceeds would be $3,348,438.

         The following table shows the projected use of net proceeds depending on various levels of sales of our stock to new investors.

                          Amount of Net Proceeds Raised

                             25% of the   50% of the    75% of the   100% of the
                             Offering     Offering      Offering     Offering
Allocated Use                $ 743,359    $1,611,718    $2,480,077   $3,348,438

Advertising and              $  40,000      $ 50,000      $ 60,000     $ 70,000
Publicity Expenses
Initial Legal-                  25,000        40,000        50,000       50,000
Expenses
Audit Fees                      15,000        15,000        15,000       15,000
Office Expenses                 15,000        15,000        30,000       30,000
Initial Operating-              50,000       100,000       125,000      150,000
Expenses
                               ----------    ----------  ----------    ---------
Subtotal                     $ 145,000      $220,000      $280,000      315,000

Less Direct Project-
Related Costs

Project Materials             $ 75,000      $ 75,000      $ 75,000     $ 75,000
Outside Consulting             125,000       125,000       125,000      125,000
                               -----------  ---------    ----------    ---------
                               -----------  ---------    ----------    ---------
Subtotal                     $ 200,000     $ 200,000     $ 200,000     $200,000

Contingencies and Reserves   $ 200,000     $ 300,000     $ 400,000    $ 500,000
Working Capital                198,359       891,718     1,600,077    2,333,438
                               ----------  ----------   -----------   ----------
                               ----------  ----------   -----------   ----------
Grand Total                  $ 743,359    $1,611,718    $2,480,077   $3,348,438

         The above projected costs are the expenditures we plan to make in connection with the implementation of our program of developing new products to fit our business model.

         Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salaries for three to five employees, if needed.

         We have allocated a wide range of money for contingencies, reserves and additional working capital. That is because we do not know how much will ultimately be needed for these categories of expenses. Inasmuch as we are actively involved in developing new products, there are potentially many circumstances which might arise. We must be able to respond to any unexpected contingencies.

                                        9


                         DETERMINATION OF OFFERING PRICE

         The price of the shares we are offering to new investors was arbitrarily determined in order for us to raise up to a total of $3,562,500 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value, or other criteria of value, and should not be considered an indication of the actual value of our securities. Among the factors considered were:

o    Our lack of profitable operating history;

o    The proceeds to be raised by this offering;

o The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders;

o    Our relative cash requirements; and

o    The price we believe a purchaser is willing to pay for our stock.


                 PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

         The offering price of our stock to new purchasers is $0.25 per share. There is no minimum number of shares that we have to sell. All money received from this offering will be placed in an escrow account with an escrow agent selected by Mariner, and withdrawn in $25,000 increments for our immediate use. As a result, investors who purchase shares early in this offering will be more at risk than investors who purchase later in the offering, inasmuch as the later investors will have more knowledge with respect to the success of our sales efforts. Furthermore, if we decide to terminate the offering before the sale of all 14,250,000 of the shares, it may be that the proceeds raised by us up to the date of termination will not be sufficient for our projected operations. There will be no refunds under any circumstances.

         Subscriptions for the shares offered hereby, other than the Spin-Off Shares, will be solicited on a non-exclusive, "best efforts" basis by Mariner Investment Group, a licensed broker-dealer, which is a member of the National Association of Securities Dealers, Inc. There is no firm commitment on the part of Mariner to purchase any of the shares not otherwise sold in this offering.

         As compensation for its services for the sale of the shares offered in this prospectus, Mariner will receive from Majestic Safe-T-Products a commission equal to 2.5 percent of the cash proceeds of this offering generated from the sale of our shares to purchasers. We will pay a commission to Mariner only in those jurisdictions in which it is lawfully qualified to sell the offered shares.

         Although we do not currently contemplate doing so, we may enter into additional relationships with Mariner in the future which could require us to pay commissions or other compensation to Mariner. Since the issuance of the Spin-Off Shares to the stockholders of U.S. Microbics is not a sale and no consideration will be received by us, there will be no compensation paid to any party with respect to the Spin-Off Shares.

         Mariner Investment Group will be deemed an "underwriter" as that term is defined in the Securities Act, and any commissions payable to it may be deemed underwriting compensation. We have agreed to indemnify Mariner against certain civil liabilities, including liabilities arising under the Securities Act.

         For details of the distribution of the Spin-Off Shares, see "The Spin-Off."

Offering period and expiration date

         The offering of the shares of our common stock will begin on the effective date of this prospectus and will terminate, if not sooner terminated, at 5:00 p.m., San Diego, California time, on ___, 2003. We may extend the offering period for an additional period expiring ___, 2003 without notice, unless the offering is completed or otherwise terminated by us.

                                        10


         At any time before the maximum number of 14,250,000 shares have been sold to purchasers, we may terminate this offering if:

o        We determine, in our sole discretion, to terminate this offering;

o Specified actions, usually associated with extremely adverse economic and market conditions, have been taken by the principal national securities exchanges or by governmental authorities; or

o Other events have occurred or are pending or threatened which, in our judgment, materially impair the investment quality of our shares.

Procedures for subscribing for persons other than stockholders of U.S. Microbics receiving Spin-Off Shares

         If you decide to subscribe for any shares in this offering, you must:

o        Execute and deliver a subscription agreement;

o        Deliver a check or certified funds to us for acceptance or rejection;
         and

o All checks for subscriptions must be made payable to "Mariner Financial Group Escrow Account for the benefit of Majestic Safe-T-Products, Ltd."

Key terms of the escrow agreement

         Since this offering is only a "best efforts" offering, and not a "minimum-maximum offering" or "all or none offering," we are not required to use an escrow account. However, for administrative ease, we have chosen to use an escrow account which will provide that the proceeds of the offering will be disbursed to us in $25,000 increments. Once we decide to terminate the offering, if there are any funds remaining in the escrow account, all of the funds will be disbursed to us, even if the funds do not total $25,000. Under the terms of our escrow agreement with the escrow agent:

o The proceeds from the sale of our shares will be deposited into a non-interest bearing account;

o The escrowed proceeds are not subject to claims by our creditors, affiliates, associates or underwriters until the proceeds have been released to us under the terms of the escrow agreement; and

o The regulatory administrator of any state in which the offering is registered has the right to inspect and make copies of the records of the escrow agent relating to the escrowed funds in the manner described in the escrow agreement.

Right to reject subscriptions

         Subscriptions for the purchase of our shares may be rejected in whole or in part by us for any reason and need not be accepted in the order received. All subscriptions are subject to prior sale. Fully paid subscriptions for shares of our common stock shall be irrevocable by the investors during the offering period. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Sales by selling stockholders

         This prospectus also relates to the aggregate resale of 16,644,180 shares of our common stock held by some of our current stockholders, all of which may be sold from time to time by the selling stockholders. There is no assurance that any of current stockholders will be able to sell any of their shares. In addition, we will not receive any portion of any proceeds which may be received by our selling stockholders. The selling price for our selling stockholders will be $0.25 per share until our shares are quoted for sale on the OTC Bulletin Board, or some other publicly traded market, and thereafter at prevailing market prices or at privately negotiated prices. See "Selling Stockholders."


                                       11


                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         As of the date of this prospectus, the shares of our common stock are not quoted for sale in any public market. We currently have 50,750,001 shares of our common stock issued and outstanding, which are held of record and beneficially owned by approximately 22 persons.

         As for our shares which we have agreed to register for resale by means of this prospectus and our shares which may be sold subject to the provisions of Rule 144 under the Securities Act, please see "Selling Stockholders" and "Shares Available for Future Sale."

         We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future. Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

                                    DILUTION

         The following table reflects the possible dilution to our stockholders depending upon the number of shares we sell to new investors:

                            Percent Owned After the Value of Shares Sold:
                            25% of        50% of        75% of        100% of
                         the Offering  the Offering  the Offering  the Offering
 Stockholder Category      $890,625     $1,781,250    $2,671,875    $3,562,500

Current Stockholders         93.4%         87.7%         82.6%         78.1%
New Investors                 6.6%         12.3%         17.4%         21.9%

         If we raise money by means of an offering of our stock at a later time, each of our stockholders' ownership interest in Majestic Safe-T-Products would be proportionately reduced. None of our stockholders have any preemptive rights to acquire additional shares of our common stock or other securities.

         The unaudited net tangible book value of Majestic Safe-T-Products on a pro forma basis as of June 30, 2002, was ($399,990), or ($0.008) per share of the common stock. Also, on a pro-forma basis as of June 30, 2002, after giving effect to the sale by us of all 14,250,000 shares offered in this prospectus and the receipt of the net proceeds, the pro forma net tangible book value (deficit) would have been $2,948,448, or $0.045 per share of the common stock. This represents an immediate increase in the pro forma net tangible book value of $0.053 per share to our current stockholders immediately before this offering and an immediate dilution of ($0.205) per share of the common stock to the new investors, other than the holders of the Spin-Off Shares. The following table illustrates this per share dilution.

Offering Price to New Investors..........................................$0.25

  Net Tangible Book Value before the Offering..........................($0.008)
  Increase Per Share Attributable to Sale of the Shares.................$0.053

Pro Forma Net Tangible Book Value after the Offering....................$0.045
Dilution of Net Tangible Book Value to New Investors (1)................$0.205

(1) Dilution is determined by subtracting pro forma net tangible book value after the offering from the offering price.


                                        12


         The following tables summarize on a pro forma basis as of June 30, 2002, and after the sale of various amounts of the shares offered by this prospectus, the total consideration paid, and the average price per share paid to us by investors purchasing shares under this prospectus.

                                         25% of the Offering
               -------------- ---------- ------------- -------------- ----------


               Number of       Percent                  Percent of
               Shares          of        Total          Total          Effective
               Purchased       Total     Consideration  Consideration  Price
               or Owned        Shares    Paid           Paid           Per Share

Current-
Stockholders   50,750,001 (1)    93.40     $940,109      51.35          $0.019
New Investors   3,562,500         6.60      890,625      48.65          $0.25

Total          54,312,501       100.00   $1,830,734      100.00


                                         50% of the Offering
               -------------- ---------- -------------- ------------- ----------

               Number of       Percent                  Percent of
               Shares          of        Total          Total          Effective
               Purchased       Total     Consideration  Consideration  Price
               or Owned        Shares    Paid           Paid           Per Share


Current-
Stockholders   50,750,001 (1)    87.70     $940,109       34.55         $0.019
New Investors   7,125,000        12.30    1,781,250       65.45         $0.25

Total          57,875,001       100.00   $2,721,359      100.00


                                          75% of the Offering
               --------------- ------- -------------- -------------- -----------

               Number of       Percent                  Percent of
               Shares          of        Total          Total          Effective
               Purchased       Total     Consideration  Consideration  Price
               or Owned        Shares    Paid           Paid           Per Share

Current-
Stockholders   50,750,001 (1)   82.60     $940,109        26.03         $0.019
New Investors  10,687,500       17.40    2,671,875        73.97         $0.25

Total          61.437,501      100.00   $3,611,984       100.00

                                          100% of the Offering
               ---------------- ------- -------------- -------------  ----------

               Number of       Percent                  Percent of
               Shares          of        Total          Total          Effective
               Purchased       Total     Consideration  Consideration  Price
               or Owned        Shares    Paid           Paid           Per Share


Current-
Stockholders   50,750,001 (1)   78.10     $940,109        20.87          $0.019
New Investors  14,250,000       21.90    3,562,500        79.13          $0.25

Total          65,000,001      100.00   $4,502,609       100.00

(1) The current stockholders of Majestic Safe-T-Products include the 5,884,149 stockholders of U.S. Microbics, following the Spin-Off. See "Business - Our History" and "The Spin-Off." Additionally, the current stockholders of Majestic Safe-T-Products, Ltd., include 9,865,851 newly issued shares subsequent to June 30, 2002 up to the date of this prospectus.



                                        13


                                 CAPITALIZATION

         The following table describes our total capitalization as of the date of this prospectus:

o        On an actual basis.

o On a pro forma basis to reflect the sale of various amounts of the shares of our common stock in this offering at an assumed initial public offering price of $0.25 per share and the application of the estimated net proceeds in the manner described in "Use of Proceeds."

         You should read the following information in conjunction with our financial statements and the accompanying notes, which begin on page F-1 of this prospectus.


If $890,625 Worth of Shares Sold (25% of the Offering)       Actual    Pro Forma

Stockholders' equity (deficit):
 Common stock, $0.001 par value, 500,000,000 shares
  authorized, 50,750,001 shares issued and outstanding,
  actual; 54,312,501 shares issued and outstanding,
  pro forma................................................  $50,750   $54,313
Preferred stock, $0.001 par value, 50,000,000 shares
  authorized, no shares issued and outstanding actual
  or pro forma.............................................    -0-       -0-
Paid-in-capital............................................ 960,610   1,847,672
Retained earnings (deficit)............................  (1,348,829) (1,841,095)
Total stockholders' equity (deficit)..................... ($337,469)   $960,890
Total capitalization.....................................$1,011,360  $1,901,985




If $1,781,250 Worth of Shares Sold (50% of the Offering)     Actual    Pro Forma

Stockholders' equity (deficit):
 Common stock, $0.001 par value, 500,000,000 shares
  authorized, 50,750,001 shares issued and outstanding,
  actual; 57,875,001 shares issued and outstanding,
  pro forma...............................................  $50,750    $57,875
Preferred stock, $0.001 par value, 50,000,000 shares
  authorized, no shares issued and outstanding actual
  or pro forma............................................    -0-        -0-
Paid-in-capital...........................................  960,610   2,734,735
Retained earnings (deficit)..............................(1,348,829) (1,938,001)
Total stockholders' equity (deficit)......................($337,469)   $854,609
Total capitalization.....................................$1,011,360  $2,792,610


                                        14


If $2,671,875 Worth of Shares Sold (75% of the Offering)     Actual    Pro Forma

Stockholders' equity (deficit):
 Common stock, $0.001 par value, 500,000,000 shares
  authorized, 50,750,001 shares issued and outstanding,
  actual; 61,437,501 shares issued and outstanding,
  pro forma...............................................  $50,750    $61,438
Preferred stock, $0.001 par value, 50,000,000 shares
  authorized, no shares issued and outstanding actual
  or pro forma............................................    -0-        -0-
Paid-in-capital...........................................  960,610   3,621,797
Retained earnings (deficit)..............................(1,348,829) (2,020,627)
Total stockholders' equity (deficit)......................($337,469) $1,662,608
Total capitalization.....................................$1,011,360  $3,683,235



If $3,562,500 Worth of Shares Sold(100% of the Offering)     Actual    Pro Forma

Stockholders' equity (deficit):
 Common stock, $0.001 par value, 500,000,000 shares
  authorized, 50,750,001 shares issued and outstanding,
  actual; 65,000,001 shares issued and outstanding,
  pro forma...............................................  $50,750    $65,000
Preferred stock, $0.001 par value, 50,000,000 shares
  authorized, no shares issued and outstanding actual
  or pro forma............................................    -0-        -0-
Paid-in-capital...........................................  960,610   4,508,860
Retained earnings (deficit)..............................(1,348,829) (2,077,893)
Total stockholders' equity (deficit)......................($337,469) $2,495,967
Total capitalization.....................................$1,011,360  $4,573,860



                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         As a research and development company, we have experienced net losses since our incorporation in 1998. We have identified several steps that should allow us to move toward completion of product development, marketability, and profitability:

o        Obtain timely and adequate working capital;

o Complete independent product development by capitalizing on client and market demands;

o Incorporate an experienced and independent marketing effort for product introduction and acceptance;

o        Consider product manufacturing and/or licensing options; and

o        Control general and overhead costs.

         Level of Funding. Our proposed operations depend upon the level of our funding from sales of shares of our stock under this offering.
         See "Use of Proceeds."

                                        15


         Need for New Employees. If our operations continue to grow as expected, we anticipate hiring as many as three to five employees over the next 12 to 24 months.

Results of Operations

         For the period from January 1, 2002, through June 30, 2002, we have incurred an operating loss of ($190,426). We had no revenues during that period.

         Research and Development. Research and development expenses increased from $33,443 for the six month period ending June 30, 2001 to $73,165 for same six month period ending in 2002. The increase was a result of increased research and development with respect to current and newly acquired products such as the REFILTER and the GLOVE BOX. See "Business.

         Selling and Marketing. Sales and marketing expenses decreased from $4,659 for the six month period ending June 30, 2001 to $342 for the same six month period ending in 2002. The decrease was a result of focusing on product research and development rather than marketing.

         General and Administrative. General and administrative expenses were $58,072 for the six month period ending June 30, 2002 compared to $42,534 for the six month period ending June 30, 2001. The $15,538 increase was primarily a result of legal and professional and consulting fees.

         Other Expenses. Interest expenses increased from $883 for the six month period ending June 30, 2001 to $6,815 for the same six month period ending June 30, 2002. The increase primarily resulted from the interest due on loans acquired for working capital purposes. Depreciation and amortization increased from $5,888 for the six month period ending June 30, 2001 to $12,176 for the same period ending June 30, 2002. The increase was primarily a result of the depreciation and amortization of newly acquired products such as the REFILTER and the GLOVE BOX.

Liquidity and Capital Resources

         We anticipate that the funds to be raised by this offering will meet our planned objectives and business operations through October 2003, after which we expect to establish a cash flow from further development and sale of products sufficient to meet our cash requirements to adequately sustain growth. The costs associated with these activities, as well as our general overhead expenses for that period, are anticipated to be approximately $3,338,348, as described in "Use of Proceeds" on page 8 of this prospectus. Thereafter, we hope to rely on cash flow from operations to satisfy our ongoing cash requirements.

         As discussed by our accountants in the audited financial statements attached to this prospectus, our revenue is currently insufficient to cover our costs and expenses. To the extent our revenue shortfall exceeds our expectations and depletes the proceeds of this offering more rapidly than anticipated, we will be required to raise additional capital from outside investors and/or bank or mezzanine lenders. As of the date of this prospectus, we have not entered into any discussions or negotiations to determine if future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. There is no assurance that we will be successful in raising the funds required. In the meantime, we may issue shares of our common stock from time to time in the future to acquire certain services, satisfy indebtedness and/or make acquisitions. Equity financing could result in additional dilution to our existing stockholders.

         As of June 30, 2002, we had a working capital deficit of ($360,593) compared to a deficit of ($329,511) at December 31, 2001, an increase in working capital deficit of ($31,082). As a result of our operating losses during the six month period ending June 30, 2002, we generated cash flow deficits of ($106,874) from operating activities.

         We met our cash requirements during the six months ending June 30, 2002 by cash advances made throughout the year by related parties and stockholders.



                                       16


Forward-Looking Statements

         The foregoing Management's Discussion and Analysis of Financial Condition and Results of Operations contains "forward-looking statements," including statements regarding, among other items, our business strategies, continued growth in our markets, projections, and anticipated trends in our business and the industry in which we operate. The words "believe," "expect," "anticipate," "intend," "forecast," "project," and similar expressions identify forward-looking statements.

         These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, including but not limited to, the following:

o Those risks associated with economic conditions generally and the need for our products;

o Competitive and other factors affecting our operations, markets, products and services; and

o Risks relating to changes in interest rates and in the availability, cost and terms of financing; risks related to the performance of financial markets; and risks related to changes in domestic laws, regulations and taxes.

         Many of these factors are beyond our control. Actual results could differ materially from these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus will, in fact, occur. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances and other factors discussed elsewhere in this prospectus and the documents to be filed by us with the SEC.

                                    BUSINESS

Our History

         We were incorporated in the State of Maryland by The Majestic Companies, Ltd. on April 8, 1998 as Majestic Transportation Products, Ltd. We changed our name to Majestic Safe-T-Products, Ltd. on May 10, 2001. As of the date of this prospectus, The Majestic Companies, Ltd. owns 19.7 percent of our issued and outstanding common stock. We are in the business of designing and marketing transportation related safety equipment for the school bus market, as well as certain other safety and environmental equipment. We have never generated any revenues. Moreover, we have only minimal liquid assets, and have incurred losses since inception.

         Majestic Safe-T-Products was divested as a wholly-owned subsidiary of, The Majestic Companies, Ltd., on June 30, 2002. On that date, we issued 10,000,000 shares of our common stock to The Majestic Companies, Ltd., in order to extinguish approximately $817,748 of inter-company debt owing to The Majestic Companies, Ltd. Additionally, we assumed approximately $163,517 in debt from The Majestic Companies, Ltd. owed to the following parties in the amounts indicated:

o Francis A. Zubrowski, $11,883, which was paid in exchange for 1,188,300 shares of our common stock;

o Gail Bostwick, the wife of Mr. Zubrowski, $126,634, which will continue as an obligation of Majestic Safe-T-Products on our financial statements;

o William Woo, $10,000, which was paid in exchange for 1,000,000 shares of our common stock; and

o A2A Industries Corporation, $15,000, which was paid in exchange for 1,500,000 shares of our common stock.

U.S. Microbics, Inc.

     On September 19, 2002, we entered into a capital stock exchange agreement with U.S. Microbics, Inc. and USM Capital Group, Inc. Under the terms of the agreement, U.S. Microbics, Inc. and USM Capital Group, Inc., as sellers, exchanged with us all 5,000,000 shares of the common stock owned by them in USM Technologies Holding in exchange for 15,000,000 shares of our common stock. Our stock was delivered 6,000,000 shares to U.S. Microbics and 9,000,000 shares to


                                        17

USM Capital Group. Following the exchange, USM Technologies Holding became our wholly-owned subsidiary. As of the date of this prospectus, we are exploring business opportunities for our new subsidiary.

         The exchange was intended to comply with all of the provisions of
Section 351 of the Internal Revenue Code. The agreement provided that certain of the shares of our stock delivered to U.S. Microbics would be spun-off to the stockholders of U.S. Microbics pursuant to the registration statement of which this prospectus is a part. See "The Spin-Off." We had no prior relationship with either U.S. Microbics or USM Capital Group, prior to the stock exchange agreement.

School Bus Industry Overview

         In the United States, roughly 440,000 school buses transport daily approximately 24,000,000 students to and from school. Less than 20 percent of these buses are outfitted with any type of occupant safety restraint. Currently, no federal legislation exists that requires restraints to be installed on these buses. This lack of regulation at the federal level has prompted five states, New York, New Jersey, Florida, Louisiana, and California, to adopt their own legislation regarding the installation of occupant restraints on school buses, three of which passed laws as recently as 1999 (California, Florida, and Louisiana). Over 20 additional states have planned or have pending legislation.

         During the past five years, New York and New Jersey have mandated that two-point lap belts be installed in all new school buses, and as a result, more than 80 percent of the school buses in those two states now have seat belts. Although the laws in New York and New Jersey require the belts to be installed, there is no law requiring that the students must wear them.

         The main reason existing school bus fleets do not utilize restraints is due to a seat design implemented several years ago called "compartmentalization." In 1977, the Federal Motor Vehicle Safety Standards ordered the use of a seat design which raised the height of the seat back, and allowed it to "flex" in the event an occupant was thrown into it during a crash. This new seat design provided a compartment area for seated passengers resulting in a reduced chance of serious injury in the event of a crash. According to an April 2002 Report to Congress entitled School Bus Safety: Crashworthiness Research, although compartmentalization does provide increased safety to passengers, it has been determined after evaluating many school bus accidents that passengers can still be ejected from their seats during a crash.

         After studying various school bus crashes during the past 20 years, transportation officials and state legislators continue to debate which type restraint is best; lap belt, three-point harness type restraint, or new designs like one of our products, the SAFE-T-BAR(tm). While the governing bodies continue their discussions on the type of restraint, most officials throughout the education and transportation industry concur the issue of seat restraints in school buses is not going away. During the past five years, 27 states have introduced legislation in an effort to enact laws requiring the use of occupant restraints on school buses. See, School Transportation News - 2002.

Our School Bus Safety Products

         SAFE-T-BAR(tm). We offer a new approach to school bus passenger safety by presenting a product called the SAFE-T-BAR(tm) - a padded horizontal bar which rests above the lap of passengers similar to lap bars on roller coasters. The bar operates on a simple, but effective design, employing inertia to lock a mechanism similar to the locking mechanism in an automobile seat belt retractor. The patented/patent pending locking mechanism for the SAFE-T-BAR(tm) is hidden within the seat back and operates on the same principal as standard seat belt retractors common to almost every car on the road today. During a sudden stop, collision, rollover, etc., a small weighted pendulum swings and engages a latch, locking the SAFE-T-BAR(tm) in the down position, controlling and restraining the passenger within the padded seating area. Evacuation of the school bus in the event of an emergency is rapid as the unique locking mechanism of the SAFE-T-BAR(tm) is designed to release once the bus comes to rest. Occupants can then lift the bar and quickly move to the exit.

         Documented case history reveals that schools which have utilized seat belts experienced less than a 20 percent usage rate. See, School Transportation News - 2002. Bus drivers try their best to enforce the seat belt policy, but, once the driver sits behind the wheel of the bus, he has no means of effectively ensuring students stay buckled-up. Implementation of the SAFE-T-BAR(tm) eliminates the need for bus drivers to enforce any restraint policies. It is a

                                        18

passive device in the sense the passenger does not have to do anything to make it function. SAFE-T-BAR(tm) provides virtually a 100 percent usage rate since the seat occupant has no choice but to use the bar. SAFE-T-BAR(tm) appears to cause passengers to sit in a more controlled manner facing forward, thus, reducing driver distractions.

         As of March 3, 1999, the SAFE-T-BAR(tm) completed and passed the full complement of testing required under Federal Motor Vehicle Safety Standards 222 and 302 and is ready for market roll-out. Now that all federal compliance testing milestones for the SAFE-T-BAR(tm) school bus passenger restraint have been met, we are moving quickly into the pilot program stage on a state by state basis. We have discussed or are currently discussing with transportation officials and/or legislators in the States of Minnesota, New Jersey, Delaware, Florida, Illinois, Tennessee, New Mexico, and New York, all of which have requested information about the SAFE-T-BAR(tm) passenger restraint system.

         SAFE-T-BAR(tm) is maintenance free and can be conveniently installed by factory trained personnel at the school transportation yard site. It can be installed on any type of school bus manufactured after 1977. Installation time of the SAFE-T-BAR(tm) is approximately 30 minutes per seat and will be performed by our personnel to ensure proper fit and function. The bar is designed to last the life of the school bus (usually 12 years) with critical internal components being heat-treated to provide superior strength and durability. Replacement of just the bar alone can be done in less than 10 minutes.

         Over five years of design, development, and testing have gone into the SAFE-T-BAR(tm). In order to produce the simplest yet reliable design, the SAFE-T-BAR(tm) has passed through many variations and design changes. We have consulted with many component manufacturers to determine the best materials and components to use in the design. A high quality Urethane foam supplier - Universal Urethane, NV, was contracted to develop the correct density and molding procedure for the bar.

         The SAFE-T-BAR(tm) is currently being produced through the use of several sub-contract manufacturers in both California and Nevada. In order to reduce the manufacturing cost of the product, our representatives have met with Taiwanese manufacturers that produce similar high quality transportation related equipment and have received quotes for tooling and mass production. The SAFE-T-BAR(tm) can be tooled up and the first containers of SAFE-T-BAR(tm) could be received within 120 days.

         SAFE-T-SEAT. We are in the process of developing a new seat design for school buses, officially labeled the SAFE-T-SEAT restraint system. The SAFE-T-SEAT system was conceived to increase the effectiveness of the SAFE-T-BAR(tm) by designing a school bus seat that would perform more efficiently with the SAFE-T-BAR(tm) during a crash. The current school bus seat was designed in the early 1970's and federal standards were set at that time. Since then, a great deal of federal and private crash testing has been undertaken relating to school buses. We have used this information in the development of the SAFE-T-SEAT occupant restraint seat system. The main advantage of the SAFE-T-SEAT system is that the upper portion of the seat back is designed to better absorb the impact of the head and upper torso.

         It is anticipated that the SAFE-T-SEAT system will be primarily installed on new school buses at the point of manufacture. We will either supply the manufacturer with the SAFE-T-SEAT system or license the manufacturer to produce its own. The additional cost to produce a SAFE-T-SEAT (less the SAFE-T-BAR(tm)) will be no more than 50 percent above today's cost to produce a standard school bus seat. We envision that the SAFE-T-SEAT will enhance occupant safety in school buses and expect to commence the marketing of SAFE-T-SEAT devices when they are market worthy.

         The SAFE-T-SEAT has already been designed in Auto-Cad. It is anticipated that the first set of test seats can be readied for testing within 60-90 days.

Our Other Products

         GLOVE BOX. In addition to school bus related products, we also have developed an additional product that has an application in a distinct setting. The GLOVE BOX is a device for use in the high technology industry, medical facilities, and doctors' and dentists' offices. It allows the technician, practitioner, or healthcare worker to don the various sizes and styles of currently available gloves (including powder-free) without touching the outside of the glove, thereby preventing possible contamination of the gloves' exterior

                                        19

surface. The unit opens a glove set in seconds and as a result provides a reduction in the time and effort required for the donning of the gloves. The automatic glove dispenser is basically an interactive (voice activated-hands free) glove applicator whereby the user inserts his hands into a set of prepared (opened) gloves. As a result of the gloves being contained within a sealed cabinet until after the donning procedure is completed, the airborne allergens from glove powder are reduced significantly. More importantly, utilizing a vacuum system, to expand the gloves prior to donning, the unit allows for the use of powder-free gloves.

         An initial prototype has begun development and is approximately 80 percent complete. It is anticipated that the remainder of the development can be accomplished in 60-90 days. Upon completion of the first prototype, we will tool up for production of 20 to 30 pre-production units to field test. These units are expected to be produced in the second quarter of 2003.

         REFILTER. The REFILTER recyclable diesel engine filter system is a technology designed to comply with upcoming federal emission standards. Additionally, the product's unique cleaning and recycling properties offer a secondary follow-on revenue market.

         Recently, both the United States Environmental Protection Agency and the California Air Resources Board have been strongly suggesting that the upcoming emission standards are "tailored to force the use of diesel particulate filters on new heavy duty engines."

         During the research phase for this product, it became apparent that both a catalytic converter and a particulate trap would be needed to meet the likely new standards. Further research indicated that trying to make a filter system that would last the life of the vehicle would be impractical, primarily due to the typical long life span of a diesel engine. This led us to a removable filter/converter system that is designed to be cleaned when needed. This allows for the construction of a simple and robust filter/converter as it only needs to work for a specified amount of time before it is cleaned and put back into service. This system does not require special fuel formulations and will work with current engine management systems.

         We have attempted to design the REFILTER to achieve an estimated 90 percent reduction in emissions. If the REFILTER performs as expected, it will meet the upcoming federal and state standards. A suitable service industry will be required to manage the pickup, cleaning and redistribution of the filter/converters. It is anticipated that this service will begin with local municipalities (transit buses, county maintenance equipment, etc.) and grow to serve all industries operating diesel engines.

         We have spent over 24 months on the initial research and development and patent applications for the REFILTER. The next level of development will include the prototyping of a test unit that will then be installed on a full size, tractor-trailer style heavy-duty diesel truck. This test set up will be handed to an independent emissions testing facility in California for a complete evaluation. Upon successful evaluation, additional units will be produced to be used for field pilot programs. Programs would include vehicles such as school buses, city buses and delivery style trucks.

Sales and Marketing

         Sales and marketing efforts for our school bus products have been concentrated in the Southern California region, focusing on the public school market. Plans are currently underway to commence marketing to public schools in other states.

         We conduct sales and marketing efforts by visiting school transportation yards in our own school bus outfitted with the SAFE-T-BAR(tm). Prospective customers, including school transportation officials, bus drivers, administrators, board members, etc., can sit in seats representing various seat manufacturers and experience the SAFE-T-BAR(tm) first hand. This sales approach permits interested prospects to thoroughly evaluate the product and raise any questions they may have regarding the bar's functionality, varying bus applications and other questions relating to passenger safety.

         We participate in major school bus transportation industry trade shows. These trade shows draw the attendance of several thousand decision makers within the education industry, including prominent representatives from the Parent Teachers Association.


                                        20

         Our focus for the remainder of 2002 and 2003 will be to increase public awareness of the SAFE-T-BAR(tm) through industry conferences along with demonstrating the products to both the public and private school sector. Also, we will continue our efforts to secure the support and endorsement of the SAFE-T-BAR(tm) by appropriate government officials who believe passenger safety in school buses is an important issue that needs continued attention.

         Sales and marketing efforts have not yet begun on the SAFE-T-SEAT, the GLOVE BOX, or the REFILTER, as these products are still in the developmental stage.

Market

         The current market for our school bus products is composed of private and public schools which possess their own bus fleet, school bus contractors, and new bus manufacturers.

         We estimate that there are over 23 billion disposable exam gloves sold per year in the United States. It is anticipated that the GLOVE BOX could dispense gloves wherever there is room for the dispenser unit.

         There are over 15 million diesel engines in operation in the United States and over 50 million world-wide. It is our expectation that the REFILTER could be retrofitted to existing heavy duty diesel engines as well as original equipment.

Patents, Trademarks, and Licenses

         Patent License Agreement relating to the SAFE-T-BAR(tm). On February 20, 1998, we executed a Patent License Agreement with Adrian P. Corbett, a former vice president and director of Majestic Safe-T-Products. Under that agreement, we obtained from Mr. Corbett an exclusive license to use his patent rights and technical information relating to the SAFE-T-BAR(tm) in the United States, Canada, and Mexico for a period of seven years. We may renew the license for three successive renewal terms of five years each. At the time of the execution of the agreement, Mr. Corbett owned a pending United States patent application filed January 12, 1998, and having Application Serial No. 09\005660, which disclosed and claimed a proprietary invention designated as the "Improved Bus Safety Restraint." The patent for the SAFE-T-BAR(tm) was issued on February 13, 2001 by the United States Patent and Trademark Office.

         In exchange for the exclusive license to use his patent rights and technical information, Mr. Corbett is entitled to receive royalties and other compensation during the term of the agreement as follows:

o A royalty of four percent of the gross selling price with respect to each SAFE-T-BAR(tm), parts, or manuals sold by us, up to $5,000,000 annually, and two percent of the gross selling price in excess of $5,000,000 annually, provided, however, that no royalty payment shall be paid or required with respect to sales of the SAFE-T-BAR(tm), parts, or manuals by us to Mr. Corbett.

o No minimum royalty shall be due with respect to the first year of the term of the agreement. Thereafter, during the second and third years of the agreement, an amount of $25,000 is due and payable as a minimum annual royalty.

o Beginning on the fourth anniversary of the agreement and for the duration of its term, the amount of $50,000 shall be due and payable as a minimum annual royalty.

o The minimum annual royalty shall only be due and payable if and to the extent that the percentage royalties provided under the agreement do not equal the applicable minimum annual royalty due thereunder. In addition to the royalties provided for above, Mr. Corbett received 100,000 shares of our common stock. Further, upon the commencement of sales of the SAFE-T-BAR(tm), we are to issue to Mr. Corbett shares of our common stock having a value of $100,000 at the time of their issuance.

o Royalties for each three month period shall be due and payable within 30 days after the end of the quarter in which sales occurred.


                                        21


o On November 8, 2001, due to our financial condition, Mr. Corbett agreed to waive the minimum royalty of $50,000 for the period February 20, 2001 through February 20, 2002. In addition, from and after February 20, 2002, so long as Mr. Corbett was in our employ, he

o        Agreed to waive the minimum royalty provided in the agreement.

o Since July 2002, Mr. Corbett has not been employed by Majestic Safe-T-Products and the minimum royalty due to him has been accruing at an annual rate of $50,000.

         Asset Purchase Agreement relating to the GLOVE BOX and the REFILTER. On October 1, 2001, we purchased substantially all of the assets of Advanced Intellectual Properties, LLC, a California limited liability company, including the GLOVE BOX and the REFILTER. Advanced Intellectual Properties has as one of its owners, officers and directors, Adrian P. Corbett, a former vice president and director of Majestic Safe-T-Products. Pursuant to that agreement, we acquired all right, title and interest in and to the following:

o All of the seller's right, title and, interest in and to all of the assets used by the seller in connection with the operation of its business, including, without limitation, all tangible personal property, furnishings, fixtures, equipment, machinery, parts, accessories, inventory and any other property described in the purchase agreement, and all of the seller's right, title, and interest in and to the trade names, logos, copyrights, service marks, trademarks, patents, patent applications, licenses and, goodwill associated with its business as further described in the purchase agreement.

o We did not acquire any interest in the seller's real property, accounts receivable, or outstanding litigation assets.

         The consideration paid by us for the assets was $6,200 and 1,133,333 shares of the common stock of our corporate parent, The Majestic Companies, Ltd., as well as a split-dollar profit sharing plan. The profit sharing plan will be instituted for a five year period from October 16, 2001, wherein net pre-tax earnings derived from existing projects of the seller is to be distributed on a 90/10 sharing structure (90 percent accruing to us and 10 percent accruing to the seller) until such time as the principal invested in the seller (not to exceed $173,550) has been realized. The profit distribution to the seller will occur on an annual basis within 60 days following the end of each fiscal year beginning with 2002.

         Copies of all of the agreements described in this section are attached to the registration statement which includes this prospectus.

         The first patent on the REFILTER was granted by the United States Patent and Trademark Office in August, 2002, and is awaiting issuance of a patent number. A second patent is currently being drafted with additional detail on the operation of the system. A Disclosure Document has already been submitted to the Patent and Trademark Office on these details.

         The first GLOVEBOX patent was granted by the United States Patent and Trademark Office on April 23, 2002. The patent number is 6,375,034. Two additional patents applications have been filed and are currently pending.

         You should be aware that a patent application, before the issuance of any patent, does not in and of itself grant exclusive rights. A patent application must be reviewed by the patent office of each relevant country prior to issuing as a patent and granting exclusive rights.

         Trademarks. We were granted a trademark for "SAFE-T-BAR" by the United States Patent and Trademark Office in July 2001. As of the date of this prospectus, we do not have any other trademark applications filed or pending.

Rapid Technological Change Could Render Our Products Obsolete

         Some of our markets are characterized by rapid technological changes, frequent new product introductions and enhancements, uncertain product life cycles, changes in customer requirements, and evolving governmental and industry

                                        22

standards. The introduction of new products embodying new technologies and the emergence of new governmental and industry standards could render our existing products obsolete. Our future success will depend upon our ability to continue to develop and introduce a variety of new products and product enhancements to address the increasingly sophisticated needs of our customers. We may experience delays in releasing new products and product enhancements in the future. Material delays in introducing new products or product enhancements may cause customers to forego purchases of our products and purchase those of our competitors.

We May Be Unable to Enforce or Defend Our Ownership and Use of Proprietary Technology

         Our success depends to a significant degree upon our proprietary technology. We rely on a combination of trademark, trade secret and copyright law, and contractual restrictions to protect our proprietary technology. However, these measures provide only limited protection, and we may not be able to detect unauthorized use or take appropriate steps to enforce our intellectual property rights, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. Any litigation to enforce our intellectual property rights would be expensive and time consuming, divert management resources, and may not be adequate to protect our business.

Potential Infringement Claims

         We could be subject to claims that we have infringed the intellectual property rights of others. In addition, we may be required to indemnify our customers for similar claims made against them. Any claims against us could require us to spend significant time and money in litigation, pay damages, develop new intellectual property or acquire licenses to intellectual properties that are the subject of the infringement claims. These licenses, if required, may not be available on acceptable terms. As a result, intellectual property claims against us could have a material adverse effect on our business, operating results, and financial condition.

We May Become Subject to Product Liability Claims

         Because our products involve safety and environmental concerns, we may receive significant liability claims if our customers or injured parties believe that our products have failed to perform their intended functions. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. As a result, any claims, whether or not successful, could have a material adverse effect on our reputation and business, operating results and financial condition.

Achieving and Maintaining Profitability

         Our achieving and maintaining profitability and positive cash flow is dependent upon:

o        The generation of ongoing revenues.

o The success in curtailing our anticipated development and marketing costs.

Dependence on Qualified Personnel

         Our success will depend on our ability to retain Francis A. Zubrowski and to attract other experienced management and non-management employees, including engineers, and other technical and professional staff. Mr. Zubrowski has had considerable experience with publicly traded companies, and he will be a key player in on ongoing plans. See "Management." The loss of the services of one or more of our key employees could have a significant adverse result on our business. We do not currently have key man insurance.

         Our future success also depends on our ability to attract and retain other experienced management and non-management employees, including salesmen, technical and professional staff. Competition for persons with the requisite qualifications is intense, and we cannot warrant that we will be able to attract or retain a sufficient number of highly qualified employees in the future. Failure to hire and retain personnel in key positions could materially and unfavorably impinge on our business, financial condition, and results of operations.


                                        23

Competition

         SAFE-T-BAR(tm). Currently, to our knowledge, there is no other bar type restraints on the market for school buses. The only known competition to the SAFE-T-BAR(tm) presently on the market is a lap belt style seat belt system commonly found in smaller style school buses and on older cars. A three-point seat belt system (lap and shoulder) is not currently available due to conflicts in federal standards, engineering, and design criteria related to school bus seats.

         SAFE-T-SEAT. The SAFE-T-SEAT is a unique arrangement of a seat with a built-in restraint system. Again, the only competition to this would be a three-point seat belt system that is currently not available for school buses due to engineering conflicts with federal standards. If a three point system were available, it would reduce the seating capacity of a school bus by one-third. In addition to seat backs being much higher (children would be out of view of the driver and along with the normal use problems of a two-point system), a three-point system requires the children to adjust the shoulder harness each time they sit down. This further reduces the likelihood that they will buckle-up.

         GLOVE BOX. There are no automatic glove donning/dispensing units currently available on the market.

         REFILITER. As of the date of this prospectus, there are no known recyclable diesel emission filter systems containing a catalytic converter. The existing products on the market, such as Englehard Corporation's filter and Johnson Matthey Corporation's filter, are bolt-on units and do not have provision for complete recycling.

Regulations

         SAFE-T-BAR(tm). Standards for school buses are set by the federal government and come under the Code of Federal Regulations, which include the Federal Motor Vehicle Safety Standards ("FMVSS") and two standards within FMVSS that apply to the SAFE-T-BAR(tm), FMVSS 222 and FMVSS 302. FMVSS 222 pertains to school bus seat strength and FMVSS 302 relates to vehicle interior materials burn rates. We contracted with testing laboratories which conducted tests on our SAFE-T-BAR(tm). Comprehensive reports were issued that the SAFE-T-BAR(tm) had passed all the requirements of FMVSS 222 and FMVSS 302 on the first try.

         SAFE-T-SEAT. School bus seat design is regulated by Federal Motor Vehicle Safety Standard #222. This standard has been in place since 1977. We will request an amendment to this standard to allow for the additional safety features found in the SAFE-T-SEAT.

         GLOVE BOX. The GLOVE BOX will be required to meet FDA regulations pertaining to medical exam gloves. We do not anticipate any problems in meeting the required FDA criteria. It is expected that the gloves first used in production will be supplied by a current producer of latex exam gloves. We will work with that particular manufacturer and use existing FDA approvals for the initial marketing. As of the date of this prospectus, we have not made any application to the FDA for approval of the GLOVE BOX.

         REFILTER. The REFILTER has been specifically designed to meet current and upcoming 2007 federal diesel emission standards. It is widely accepted that in order to meet the upcoming standards, a filter must be added to the exhaust stream of a diesel engine. We do not have to any regulatory approval for the REFILTER. When the REFILTER is complete and ready for marketing, we will be required to submit it to an independent laboratory for testing. If the REFILTER successfully passes all tests, the laboratory will then certify that the REFILTER meets or exceeds the then current standards.

Manufacturing

         SAFE-T-BAR(tm). The SAFE-T-BAR(tm) is currently produced using five subcontractors in California, Nevada, and Mexico. The "self-skinning urethane foam" process for the bar and knee pads is done at Universal Urethane in North Las Vegas, Nevada. Universal Urethane is one of the largest independent suppliers of molded foam products in the United States today, with an annual output of over one million pounds of material.

         Aluminum molds were produced at Universal Urethane specifically for the SAFE-T-BAR(tm). The steel tube portion of the bar is produced in Mexico. The Mexican subcontractor is a large supplier of steel tube furniture, with 90 percent of the final product for export into the United States. They are equipped with multiple automatic tube forming machines and presses for forming


                                        24


the two ends of the bar which is then shipped directly to Universal Urethane to be covered in the molded foam. The remaining metal and plate components are produced in San Diego, California by Jiffy Machine and MetalTek. Critical internal locking components are heat treated for maximum strength and durability. Final components are acid-etched, cleaned and yellow zinc-plated for corrosion protection.

         At the appropriate level of production, we expect a shift will be made to use an automotive components manufacturer in Taipei, Taiwan. Golden Legion automotive, Taipei, is an ISO 9000 automotive component manufacturer with 90 percent of production for export. Golden Legion is a supplier to both Ford and Honda of Asia. Our representatives have already inspected Golden Legion's facilities in Taipei and completed the first go-around of technology transfer. Start-up with Taiwan would be phased in over a six-month period.

         The general manufacturing processes and hardware incorporated in the SAFE-T-BAR design are standard industrial procedures and material. As a result, any of the components in the product may be sourced from a wide variety of manufacturers and parts suppliers.

         SAFE-T-SEAT. The SAFE-T-SEAT is currently under development, but will use the same suppliers as the SAFE-T-BAR(tm). The SAFE-T-SEAT will require an additional supplier of vinyl seat covering material and urethane sponge rubber - both expected to be sourced in San Diego, California. The product is an excellent candidate for production in Taiwan given predetermined production levels.

         GLOVE BOX. The GLOVE BOX automatic glove donning machine is likewise currently under development, but it is anticipated that the manufacturing will be accomplished by using two major subcontractors. The first subcontractor will produce the actual dispensing machine and will be a manufacturer of a similar item, i.e., a soda drink dispenser, and the second subcontractor will be a glove producer that will be able to mount the exam gloves on the dispensing racks.

         REFILTER. The REFILTER diesel emission filter system is also currently under development, but the system will be assembled from components supplied by subcontractors. These subcontractors will include a ceramic filter supplier, a catalytic substrate supplier, a sheet metal supplier, and a final assembler. A national industrial service and cleaning business will be contracted to pick up and recycle the dirty REFILTER canisters. After the recycling process has been completed, this service will return the cleaned canisters to the field in areas such as, i.e., city transit bus yards, school bus yards, and diesel truck stops.

Employees

         As of the date of this prospectus, we had no employees. We do not anticipate that any of our employees will be covered by a collective bargaining agreement in the future. If our operations continue to grow as expected, we anticipate hiring as many as three to five employees over the next 12 to 24 months.

Facilities

         We lease approximately 1,500 square feet for an administrative and design engineering facility located in San Diego, California for an annual rental of approximately $15,000. That lease expires in April 2004. We have general office equipment and furniture at this location having a worth of approximately $1,500. We believe that our facilities and equipment are adequate for our current and anticipated operations.

Litigation

     As of the date of this prospectus, we are involved in one legal proceeding pending in the Superior Court of California, County of San Diego, Case No. IC 773394, and styled "Transportation Alternatives vs. Majestic Transportation Products, Ltd., Majestic Safe-T-Products, Inc., Majestic Companies, Ltd., and Francis Zubrowski." The action stems from an alleged breach of contract between Transportation Alternatives and Majestic Safe-T-Products. The plaintiff claims it was not compensated in the amount of $17,577.82 for consulting services allegedly performed.

         On August 19, 2002, we agreed to settle the claim for $13,500 by paying an initial amount of $5,000, and paying the amount of $1,000 each month, for eight months, beginning September 5, 2002, with a final payment of $500 due in nine months. However, as of the date of this prospectus, we are in default under the settlement agreement, since we have not made any of the required payments.

                                        25

Under the terms of the settlement agreement, the plaintiffs may apply to the court by means of an ex parte application, if there is a default in the required payments, and if the court finds there is a default, the court may enter judgment for the full amount of the original claim. As of the date of this prospectus, the plaintiffs have not filed any application.

         Although no lawsuits have been filed as of the date of this prospectus, we are in default on four lines of credit, evidenced by promissory notes. Each note was for one year from the date of its execution and bears interest at the rate of 10 percent per annum on the unpaid balance. In addition, each note was to be repaid in monthly installments of accrued interest only, until maturity. Each note also contained a confession of judgment clause, in the event that we did not pay the note in accordance with its terms. Finally, each note was secured by all of our tangible and intangible assets. The notes are as follows:

o A promissory note payable to the order of Margaret Hubard dated August 26, 1999, in the amount of $100,000. The note has been in default since August 26, 2000.

o A promissory note payable to the order of Timothy J. Good dated October 8, 1999, in the amount of $50,000. The note has been in default since October 8, 2000.

o A promissory note payable to the order of Timothy J. Good dated February 1, 2001, in the amount of $50,000. The note has been in default since February 1, 2002.

o A promissory note payable to the order of George S. Smith, Jr. dated October 28, 1999, in the amount of $25,000. This note has been in default since October 28, 2000.

         As of the date of this prospectus, no formal legal proceedings have been initiated by the creditors with respect to the default of the above notes. However, we are attempting to restructure the debts in an effort to fulfill our obligations. If we are not successful in achieving some compromise on all of the notes, all of our assets are subject to foreclosure. If a foreclosure occurs, we will not have any means to conduct business, and will in all likelihood cease our operations.

                                   MANAGEMENT

Executive Officers and Directors

         The following table sets forth information concerning the directors and executive officers of Majestic Safe-T-Products as of the date of this prospectus:

      Name             Age                  Position              Director Since
Francis A. Zubrowski   67           Chairman, Chief Executive            1998
                            Officer, President, Secretary, and Treasurer

Paul S. Hewitt         48                     Director                   2002


     Our executive officers are elected annually by our board of directors. There are no family relationships among our directors and executive officers. See "Certain Provisions of Our Articles of Incorporation and Bylaws" for the manner of election and term of office of our directors.

         We may employ additional management personnel as our board or directors deems necessary. Majestic Safe-T-Products has not identified or reached an agreement or understanding with any other individuals to serve in management positions. We do not anticipate any difficulty in employing qualified staff.

         A description of the business experience during the past several years for each of the directors and executive officers of Majestic Safe-T-Products is set forth below.

     Francis A. Zubrowski has over 43 years of senior management experience and since 1999, has served as chairman, chief executive officer and president of our corporate parent, The Majestic Companies, Ltd., a publicly traded holding company whose shares are quoted for sale on the OTC Bulletin Board. From 1995 until 1997, Mr. Zubrowski was president of Bonaventure Minerals, Inc., a


                                        26

California subsidiary of Bonaventure Resources, Ltd. Mr. Zubrowski holds degrees from Fordham University and New York University.

     Paul S. Hewitt has served as Executive Director of the National Taxpayers Union Foundation from 1990 to the present. Mr. Hewitt graduated from the University of California at Berkeley with a B.A. in Economics. He received a Masters of Public Administration from American University in Washington, D.C.

Committees of the Board of Directors

         Our board of directors has created a compensation committee and an audit committee. However, no members to the committees have been appointed and the committees have not been formally organized. The compensation committee will make recommendations to the board of directors concerning salaries and compensation for our executive officers and employees.

         The audit committee will make recommendations to the board of directors regarding the selection of independent auditors, review the results and scope of audits and other accounting related services, and review and evaluate our internal control functions.

         Copies of the charters for the compensation committee and the audit committee are attached as exhibits to the registration statement to which this prospectus relates.

Executive Compensation

         As of the date of this prospectus, none of our executive officers receive a salary or any other compensation for the services they provide to Majestic Safe-T-Products, although they may receive compensation in the future.

Compensation of Directors

         We do not compensate any of our directors for serving in such capacity, although we may do so in the future.

Stock Options and Warrants

         As of the date of this prospectus, we have not issued any options or warrants to purchase shares of our common stock.

Employment Contracts

         As of the date of this prospectus, we have not entered into employment contracts with any of our officers or other key personnel.

                              CERTAIN TRANSACTIONS

         On May 21, 1999, we and Gail E. Bostwick, the wife of Francis A. Zubrowski, our chairman, chief executive officer, president, and a controlling stockholder, executed a security agreement whereby we acknowledged that Ms. Bostwick became the owner of a promissory note executed by our corporate parent, The Majestic Companies, Ltd., on October 1, 1998 payable to the order of Mei-Wah Company, Inc. in the original principal amount of $260,000. Under the security agreement, we agreed that Ms. Bostwick assumed all rights of Mei-Wah, Inc., and consequently she obtained a first lien security interest in all of the assets of a wholly-owned subsidiary of The Majestic Companies, Ltd., Majestic Modular Buildings, Ltd., to include office furniture and computer equipment, vehicles, machinery, tools, raw materials, inventory, accounts receivable, securities, and all intellectual assets to include licenses, trademarks, and patents.

         In consideration of the security agreement discussed above, Ms. Bostwick agreed to the cancellation of a Stock Pledge Agreement covering 600,000 shares of the common stock of our corporate parent owned by Mr. Zubrowski, James
R. Deveney II, and Golden Capital Corporation.


                                        27

     The $260,000 was due on December 31, 1999. Ms. Bostwick subsequently agreed to a restructuring of the debt, whereby the amount due became payable over the course of five years. Monthly payments of $5,000 per month, including principal and interest, were negotiated and have been paid through April of 2002 at which time $119,634.12 was still due Ms. Bostwick. Upon the sale in 2001 of a formerly wholly-owned subsidiary, Majestic Modular Buildings, Ltd., a security interest attached to the Modular property, plant and equipment by Ms. Bostwick for the restructured note was transferred to the property, plant and equipment of Majestic Safe-T-Products, Ltd. In May 2002 the balance of $119,634.12 due Ms. Bostwick by The Majestic Companies, Ltd., was assumed by Majestic Safe-T-Products, Ltd., in exchange for an equal reduction in an inter-company balance due The Majestic Companies, Ltd., by Majestic Safe-T-Products, Ltd.

     As of the date of this prospectus, we are currently in default with respect to the note payable to Ms. Bostwick. However, no formal legal proceedings have been initiated by Ms. Bostwick to collect the amount due to her. If we are not successful in paying our debt to Ms. Bostwick, all of our assets are subject to foreclosure. If a foreclosure occurs, we will not have any means to conduct business, and will in all likelihood cease our operations.

Transactions with Promoters

     The promoters of Majestic Safe-T-Products are Alexander & Wade, Inc. and Francis A. Zubrowski. Both Alexander & Wade and Mr. Zubrowski have received shares of our stock as described elsewhere in this prospectus. See "Principal Stockholders." In addition, we owe Mr. Zubrowski's wife, Gail Bostwick, the sum of $119,634.12 as set out in this "Certain Transactions" section. Further, Mr. Zubrowski, in the future, may be entitled to receive compensation as an officer and director of Majestic Safe-T-Products, including stock options, as set out in "Management." As of the date of this prospectus, other than the stock ownership and repayment obligation to Ms. Bostwick, neither Alexander & Wade nor Mr. Zubrowski is entitled to receive any other consideration from us.

     Moreover, we have not received, and we do not expect to receive, any assets from either Alexander & Wade or Mr. Zubrowski.













                            Intentionally Left Blank


                                        28



                             PRINCIPAL STOCKHOLDERS

         The following table presents information regarding the beneficial ownership of all shares of our common stock as of the date of this prospectus, by:

o Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

o        Each director of Majestic Safe-T-Products;

o        Each named executive officer; and

o        All directors and officers as a group.


                                                    Shares Beneficially
                                                         Owned (2)
Name and Address of Beneficial Owner (1)       Number               Percent
Francis A. Zubrowski (3).....................18,221,671..............35.90......
The Majestic Companies, Ltd. (4).............10,000,001..............19.70......
U.S. Microbics, Inc. (5)............... ......6,000,000..............11.82......
USM Capital Group, Inc. (6)...................8,500,000..............16.74......
Paul S. Hewitt...................................-0-...................-0-......
All directors and officers as a group-
(two persons)................................18,221,671..............35.90......
-------------
(1) Unless otherwise indicated, the address for each of these stockholders is c/o Majestic Safe-T-Products, Ltd., 6156 Mission Gorge Road, Suite I, San Diego, California 92120. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.
(2)  Beneficial ownership is determined in accordance with the rules of the SEC.
(3) The shares owned by Mr. Zubrowski include 1,658,259 shares owned by him directly, and 16,563,412 shares owned by Alexander & Wade, Inc., a company controlled by Mr. Zubrowski. The shares owned by Alexander & Wade, Inc. constitute 32.64 percent of our common stock. The address for Alexander & Wade, Inc. is 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108.
(4) The Majestic Companies, Ltd. is a publicly held corporation whose shares are quoted on the OTC Bulletin Board, and in accordance with the Exchange Act, it files periodic reports, proxy statements and other information with the SEC. The address for The Majestic Companies, Ltd. is 57 West South Temple, Suite 300, Salt Lake City, Utah 84101. See "Business - Our History."
(5) U.S. Microbics, Inc. is a publicly held corporation whose shares are quoted on the OTC Bulletin Board, and in accordance with the Exchange Act, it files periodic reports, proxy statements and other information with the SEC. The address for U.S. Microbics is 5922 B Farnsworth Court, Carlsbad, California 92008. See "Business - Our History."
(6)  USM Capital Group, Inc. is a majority-owned  subsidiary of U.S.  Microbics,
     Inc.











                            Intentionally Left Blank



                                        29



                             Alexander & Wade, Inc.

         As indicated above, Alexander & Wade owns 32.64 percent of our stock. The following table presents information regarding the beneficial ownership of all shares of the common stock of Alexander & Wade as of the date of this prospectus, by:

o Each person who beneficially owns more than five percent of the outstanding shares of its common stock;

o        Each director of Alexander & Wade;

o        Each named executive officer; and

o        All directors and officers as a group.


                                                            Shares Beneficially
                                                                Owned (2)
Name and Address of Beneficial Owner (1)                   Number       Percent
Francis A. Zubrowski.....................................7,120,000.......68.93..
Lawrence W. Holland........................................250,000........2.42..
James R. Deveney II........................................250,000........2.42..
  All directors and officers as a group (three persons)..7,620,000.......73.77..
----------
(1) Unless otherwise indicated, the address for each of these stockholders is c/o Alexander & Wade, Inc., 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108. Each person named in the table above has the sole voting and investment power with respect to his shares of the common stock of Alexander & Wade, Inc. beneficially owned.
(2)  Beneficial ownership is determined in accordance with the rules of the SEC.


         The executive officers and directors of Alexander & Wade are:

o        Francis A. Zubrowski, chairman of the board, secretary, and treasurer;

o        Lawrence W. Holland, president and a director; and

o        James R. Deveney II, a director.

         During the last five years, Alexander & Wade has not been convicted in a criminal proceeding, or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         Alexander & Wade acquired our stock in payment for consulting services rendered.


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. The following summary of the material matters relating to our common stock and preferred stock is qualified in its entirety by reference to our articles of incorporation and bylaws, which are attached as exhibits to the registration statement of which this prospectus is a part.

Common Stock

         The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of Majestic Safe-T-Products, the holders of our

                                        30

common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

         Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on such rights. The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any such issuance may have the effect of delaying, deferring or preventing a change in control of Majestic Safe-T-Products. As of the date of this prospectus, our board has not authorized the issuance of any preferred stock.

Transfer Agent and Registrar

         The transfer agent for our common stock is Public Ease, Inc., 3663 East Sunset Road, Suite 104, Las Vegas, Nevada 89120, telephone (702) 212-8797, facsimile (702) 796-5650.

         CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS
General

         A number of provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders. Some of these provisions, as well as the ability of our board of directors to issue shares of our preferred stock and to set the voting rights, preferences, and other terms of our preferred stock, may be deemed to have an anti-takeover effect and discourage takeover attempts not first approved by our board of directors, including takeover attempts which some stockholders may deem to be in their best interests. To the extent takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited.

         Other provisions of our articles of incorporation and bylaws, together with the ability of our board of directors to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, even if the removal or assumption would be beneficial to our stockholders. Those provisions could discourage a merger, tender offer, or proxy contest, even if such action could be favorable to the interests of our stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect the interests of Majestic Safe-T-Products and all of our stockholders.

Board of Directors

         The business and affairs of Majestic Safe-T-Products are managed under the direction of our board of directors, which currently consists of two members. The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors. Our board of directors may not have less than one member or more than 15 members.

         Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director's successor shall have been elected and qualified or until his earlier death, resignation, or removal.

                                        31

No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

         Vacancies and newly created directorships may be filled by a majority of the directors then in office, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

         Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meetings of Stockholders

         Our articles of incorporation provide that a special meeting of our stockholders may only be called by:

o        Our president;

o The holders of a majority of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

o        Our board of directors pursuant to a duly adopted resolution.

         Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting. Our articles of incorporation permit our stockholders to take an action by written consent on a matter, if a consent in writing is signed by the holders of all of the outstanding stock entitled to vote thereon.

         The next annual meeting of our stockholders will be held in 2003, on a date and at a place and time designated by our board of directors.

Limitation of Liability

         Our articles of incorporation provide that any director or officer shall not be personally liable to Majestic Safe-T-Products or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer, unless:

o    For  any  breach  of  the   director's   duty  of   loyalty   to   Majestic
     Safe-T-Products or our stockholders;

o For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o Under Section 2-312 of the Maryland General Corporation Law for the payment of an improper distribution by Majestic Safe-T-Products; and

o For any transaction from which the director derived an improper personal benefit.

         Indemnification. Our articles of incorporation provide that Majestic Safe-T-Products shall indemnify any of our directors or officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by Majestic Safe-T-Products or in its right, by reason of the fact that he is or was a director or officer of Majestic Safe-T-Products, or is or was serving at Majestic Safe-T-Products' request as a director, officer employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

                                        32


o The liability did not result from any act or failure to act which constituted a breach of the person's fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud, or a knowing violation of law; or

o The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, Majestic Safe-T-Products' best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         Further, our articles of incorporation permit Majestic Safe-T-Products to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by Majestic Safe-T-Products or in its right, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Majestic Safe-T-Products, or is or was serving at Majestic Safe-T-Products' request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

o The liability did not result from any act or failure to act which constituted a breach of the person's fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud or a knowing violation of law; or

o The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, Majestic Safe-T-Products' best interests.

         However, Majestic Safe-T-Products is prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction, if he has been finally adjudged to be liable to Majestic Safe-T-Products, unless, and only to the extent that, the court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case.

         Our bylaws contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Majestic Safe-T-Products under the indemnification provisions, or otherwise, Majestic Safe-T-Products is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Bylaws

         Pursuant to our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.









                            Intentionally Left Blank



                                        33


                              SELLING STOCKHOLDERS

         This prospectus also relates to the aggregate resale of 16,644,180 shares of our common stock by our current stockholders, all of which may be sold from time to time by the selling stockholders. Majestic Safe-T-Products will not receive any proceeds from the resale of any of our common stock by the selling stockholders. The following table sets forth certain information with respect to the resale of our common stock by the selling stockholders.



                            Sales by the Selling Stockholders

                        Shares                            Shares
                    Beneficially  Percentage            Beneficially  Percentage
                        Owned     Before       Amount     Owned       After
Stockholder          Before Sale  Sale (1)     Offered   After Sale   Sale (1)

Norman T. Reynolds      278,329     *          278,329     -0-           -0-
William M. Woo        1,000,000   1.97       1,000,000     -0-           -0-
A2A Industries-
Corporation (2)       1,633,333   3.22       1,633,333     -0-           -0-
Edify Capital-
Group, Inc. (3)       1,500,000   2.96       1,500,000     -0-           -0-
Advanced Century-
Corporation (4)       1,250,000   2.46       1,250,000     -0-           -0-
Capri International,
Inc. (5)              1,250,000   2.46       1,250,000     -0-           -0-
U.S. Microbics,
Inc. (6)                115,851     *          115,851     -0-           -0-
USM Capital Group,
Inc. (7)              8,500,000  16.75       8,500,000     -0-           -0-
Jason Nesseth            25,000     *           25,000     -0-           -0-
Chota Oum                25,000     *           25,000     -0-           -0-
Michelle Robinson        25,000     *           25,000     -0-           -0-
Peter Schmidt            25,000     *           25,000     -0-           -0-
Bruce Beattie            50,000     *           50,000     -0-           -0-
Behzad Mirzayi           50,000     *           50,000     -0-           -0-
Mery Robinson            50,000     *           50,000     -0-           -0-
Laurie Romag             50,000     *           50,000     -0-           -0-
Robert C. Brehm         150,000     *          150,000     -0-           -0-
Conrad Nagel             50,000     *           50,000     -0-           -0-
Sol Tech-
Corporation (8)         616,667   1.22         616,667     -0-           -0-

  Total              16,644,180             16,644,180

     *   less than one percent
(1) Based on 50,750,001 shares of our common stock outstanding on the date of this prospectus.
(2) The individual controlling stockholder of A2A Industries Corporation is William Woo.
(3) The individual controlling stockholder of Edify Capital Group, Inc. is Eric Ko.
(4) The individual controlling stockholder of Advance Century Corporation is Chung F. Han.
(5) The individual controlling stockholder of Capri International, Inc. is Lolita Gatchalian.
(6)  The individual controlling stockholders of U.S. Microbics,  Inc. are Robert
     C. Brehm and Mery C Robinson.
(7)  The individual controlling stockholder of USM Capital Group, Inc. is Robert
     C. Brehm.
(8) Sol Tech Corporation is a majority-owned subsidiary of U.S. Microbics, Inc., with no individual controlling stockholders.









                            Intentionally Left Blank

                                        34


                                 SPIN-OFF SHARES

     U.S. Microbics, Inc. intends to spin-off 5,884,149 shares of our common stock to its stockholders of record as of August 30, 2002. The following table sets forth certain information with respect to the stockholders of U.S. Microbics who will receive shares of our stock as a result of the Spin-Off.



                               U.S. Microbics Stockholders

                                                           Number of Shares
                                                                to be
                      Stockholder                             Received

    Abruzzo, Steve                                                750
    Aburns, Gregory Alan                                           11
    Adams, George H.                                                2
    Adcox, Herbert G.                                              94
    Agnes M.J. Rasmussen Trust                                  5,000
    Ahlberg, Jerry W.                                               3
    Aiello & Joseph                                                 1
    Alberghina, Lisa                                                2
    Albro, Sally O.                                                 1
    Altube & Alba M.                                               12
    Ambrosini, Gloria                                               6
    Ammons, Bruce C.                                                1
    Androvich, Victor                                              89
    Anfuso, Richard                                                63
    Angeny Ex UW, Verna                                             2
    Aquilino, Urban                                                 2
    Arivest Corporation                                         6,250
    Armato, Rose                                                    2
    Ashenbrenner, William H.                                      156
    B L J G J Corp                                                  1
    Bagnard, William L.                                             1
    Bagot, Francis J.                                               1
    Baker, Marc                                                12,500
    Baker, Art                                                  1,875
    Baldwin, Chris                                                  2
    Banks, Harry                                                   63
    Baraga, David                                                 313
    Barry, Charles E.                                               3
    Bauerlein, Lance                                           26,502
    Bazz, Jack                                                     16
    Beattie, Bruce                                             31,250
    Behnam, A Y                                                     3
    Behnam, Hikmat                                                 14
    Belf, Judy                                                      6
    Bell, Carylyn K.                                              149
    Belz, David S.                                                  3
    Benham, David                                                   1
    Benjamin, Irving                                                3
    Bergstein, Lester                                               1
    Biancanello, Dennis P.                                          2
    Biernetzky, Charles R.                                          2
    Biggs, James F.                                                 8
    Blaine, William L.                                             11
    Blasi, Alvi                                                     3
    Belsius, Robert J                                               5
    Bleu Ridge Consultants                                          8
    Boca Investments                                           14,938


                                        35

    Bonfiglio, Anthony                                              1
    Bono, Mary                                                      2
    Borkenhagen, George                                             1
    Borzumate, Cosimo M.                                            2
    Boswell, Joe A                                                625
    Boyd, Cameron K.                                                2
    BR Investco                                                 3,125
    Brasel Family Partners, Ltd                                    16
    Brehm, Lindsay                                              3,125
    Brehm, Robert C.                                          602,959
    Brehm Itf, Waldemar & Caryl L                               1,875
    Brewer, Anne Lo                                                 7
    Briggs, Edward                                                  1
    Brobeck, Phileger & Harrison LLP                           11,866
    Brooks, Amanda                                                  6
    Brown, Tiffany R.                                               6
    Brown, Kenneth H.                                               2
    Brown, Agnes H.                                                 1
    Brown, Charles                                                  2
    Brown, Chris                                                  125
    Brown, Eric                                                   188
    Brown Wharton & CO Inc                                         25
    Bruce, Chris                                                    3
    Bryan Jr., William J                                           16
    Brykman, Arthur                                                13
    Bryne, Gerald                                                   9
    Brynwood, Thomas L.                                             9
    Buchanan, Roger                                               313
    Buder, Ted                                                     41
    Buonocore, Louis T.                                         4,219
    Burkhardt, Justin                                               1
    Burns, Lavera                                                   3
    Butler, Johnnie                                                 2
    Calif State Controller                                         14
    Campbell, Malcolm                                               3
    Campbell, Pauline                                               2
    Capriglione, James                                              2
    Cardelfe, Michael F                                             1
    Cardiello, Peter                                                3
    Cardoza, Tony Gary                                              1
    Cardoza, David Lee                                              1
    Cassagnol, Gilbert                                              5
    Cassagnol, Thierry                                              6
    Cecrle, Tom                                                     7
    Cede & CO                                               2,333,407
    Cerda, Robert                                                   8
    Chaney, David H                                                 3
    Charles Schwab & CO Inc.                                    1,250
    Cheng, Benny K                                             31,425
    Cheng, Ole J                                               31,425
    Chiro, Ludonico                                                 2
    Ciccarelli, William                                             1
    Cicio, Dorothy                                                  1

                                        36

    Clark Sr, Edwin C                                              63
    Cohen, Samuel Ben Haiy                                         30
    Colasito, Dominic J                                         3,000
    Commercial Empire Inc.                                          2
    Common Media Services Inc                                   8,091
    Contardo, Nick                                                  1
    Contreras, Michael                                              3
    Conway, John                                                    1
    Cook, Robert                                                    9
    Corbett, Pat                                                    5
    Coren, Richard                                                  3
    Costello, Ronald                                                1
    Coughlin, Sean                                                 13
    Coulter, Mary Belle                                             2
    Coulter, Ernest C                                               8
    Cost, Robert L                                                  1
    Crescenzi, Theresa                                              1
    Crofoot, Elizabeth                                             13
    Cromwell, William                                               1
    Cunningham, Craig                                           8,125
    Curry, Patrick A                                                1
    Curry, Brett                                                  188
    Dabney, Frank                                                  63
    Daniel, Melissa                                                 1
    Davis, Stephen J                                                2
    Dekki, Jalal                                                    1
    Delcario, Joseph                                                2
    Demmler, Richard G                                              1
    Demoleas, John                                              3,125
    Demoleas, John P                                            3,750
    Denoble, Joseph R                                               3
    Derbourne, Enos                                             5,625
    Digiovanni, Dana                                                1
    Dipasquale, Angela                                              4
    Dittus, Charles A                                              20
    Dittus, Charles                                                 5
    Dittus Ira, Donald C                                            9
    Dittus Ira, Alma                                                1
    Diversified Drywaller Inc                                       2
    Dorris C/F, Ronald P                                            2
    Douglass, Rosamond                                              1
    Dubravac, Lou                                                   3
    Dunken, Lawrence                                                2
    Dyson, Brian                                               12,500
    Eakie, Barbara H                                                3
    Ehrlich Marital Trust, Theresa S                              164
    Einspahir, Dale E.                                              5
    Ellis, Leonard                                                  1
    Ellison, Curtis E.                                              2
    Emich, Thomas E                                                 1
    Epstein, Lenore                                                 1
    Erickson, Pam                                                   1
    Evers, Debra                                                    3

                                        37

    Faas, Harry W                                                   1
    Farruggio Jr., George                                           1
    Favuzza, Linda Ann                                              1
    Favuzza, Bernard D                                              1
    Feighner, John P                                           62,500
    Feldman, Dave                                                   1
    Felt, Peter                                                     1
    Ferri, Raymond T                                                2
    Ferri, Richard C                                                2
    Ferris, Robert L                                                3
    Ferrone, Daniel C                                              16
    Ferroni Jr., Ernest                                             1
    Fiddlers Company                                           15,000
    Fine, Paul B                                                    1
    Finkler, Arthur                                                 1
    First Bourse Marketing Consultants Inc                          5
    First Venture Group Inc., Roger K Knight                   75,181
    Fitzgerald, Timothy J.                                          1
    Fleming, John                                                   1
    Fleming, Karen                                                  1
    Fleming, David                                                  3
    Fordham, Lautic                                                 4
    Forman Defined Benefit Plan                                     4
    Frankel, Jennifer                                               1
    Franz, Bruce E                                                  3
    Freaney, Tom                                                   89
    Fredericks, Kent J                                              1
    Freedman, Saul                                                  1
    Freidman, Jeri                                                  4
    Frisbie, Norman D                                               2
    G.A. Partnership                                              179
    Gaches, Arverd W                                                2
    Gager, Wayne A                                                  1
    Gallagher, Edward                                               1
    Gangemi, Joel                                                   1
    Garafalo, Martin A                                              6
    Garber, John D & Clare C                                  125,001
    Garber, Randall B                                          12,500
    Garner, Jesse A                                               625
    Gartland, Maureen                                               1
    Gassib, Joseph E                                                1
    Gatchalian, Lolita                                         55,650
    Gee, Jenson                                                     1
    Gee, Lee Yok Sal                                                3
    Gee Farming CO California                                       1
    George Jr., Herman L.                                           3
    Gerren, Gary D                                                  1
    Gertiz, Suan C                                                  1
    Gervais, Forest                                                 1
    Gigante, Paul                                                   3
    Gilbert, Ray                                                  625
    Girardot, R Andres                                             46
    Glasser, Joan G.                                                4

                                        38

    Goldberg, Alan B                                                2
    Gonzalez, Edward                                              166
    Gore, Jennifer                                                  1
    Gore Jr Cust, George L                                          3
    Goslin, Gregory                                                 2
    Gouge, Douglas W                                                1
    Gound, Scottie                                                  1
    Grabowski, Mark                                                 2
    Graham, Vern R                                              6,250
    Greene, Nathan                                                  6
    Griffith, Jan                                                   1
    Guarantee & Trust Co TR FBO                                     1
    Guardiani, Edward P                                             1
    Guerrero R, Dr. Jose Cosme                                    125
    Guidice, Anthony                                              125
    Hackett, Jerry F                                                2
    Hale, James                                                     1
    Harper, Helen J                                                 3
    Harris, David J                                                24
    Harrison, Andrew J                                              1
    Harrison, Bruce R                                               3
    Hashim, Zuhair                                             15,409
    Hashim, Isham                                                 458
    Hawke, Robert H                                                45
    Haywood, Reid                                                   5
    Heath, James                                                   63
    Held, Gary                                                      8
    Helvaty, John                                                   1
    Hendrickson, G Gordon                                         875
    Hendrix, Richard                                                2
    Herman, Harry                                                   1
    Heron, Constance                                                1
    Hill, John                                                  6,250
    Hillman, Gerald M                                           2,529
    Hinley, Judy A                                                  6
    Hoflinc, Maria                                                  1
    Hohl, E David                                                  11
    Holden, Dave                                                2,500
    Holland, Robert                                                 1
    Holmes, George                                                  3
    Holmstedt, Mark                                            50,000
    Holt, Elvin                                                     1
    Honeycutt, Joe W                                                2
    Hopkins, Stephen C                                         12,500
    Hopkins Family Trust, Steve & Denise                       62,500
    Hornsby, Gary D                                                 6
    Houston Jr., Chester O                                         39
    Hruska, Steward Jon                                             2
    Hsieh, Richard                                                  1
    Hudson, Harrison                                              156
    Hulsey Living Trust DTD 12 2 92                             7,500
    Hunt, E Ann                                                     1
    Hutkins, Allen                                              2,500

                                        39

    Hwang, Henry                                                    2
    Hylton, Michael F                                               1
    Iannelli, Ronad                                                 1
    Icapital                                                    5,000
    Ige, Daniel S                                                   2
    Ige, Thomas T                                                   2
    Ito, James O                                                    3
    Ivey, Fred                                                      1
    Iwasa, Robert                                                  38
    Jarest, Raymond                                                 1
    Jeffrey, David C                                                1
    Jerman, Richard A                                               2
    Johnson, Dwight                                                 2
    Johnsong, Mike R                                                3
    Jones, Eric                                                     3
    Jones, Judy R                                                   3
    Jones, Dan L                                                  150
    Jordan, Michael                                           115,625
    Jordan, Michael W                                          83,333
    Kaffey C/F, Robert                                              1
    Kaffy, Phyllis                                                  1
    Kaminski, John                                                  1
    Kaplan, David                                                   2
    Karg, Cameron                                              42,625
    Katchen, Stephen D                                              6
    Kathol, Lea A                                                   2
    Katz, Lawrence                                                  6
    Keene, Gary                                                     6
    Keister, Dennis R                                               2
    Kelly, Dwight                                                   1
    Kelly, Steven P                                                 3
    Kelly, Robert L                                            50,000
    Kickury, John J                                                 1
    Kim, Urian                                                    125
    Kim, Eugene                                                   125
    Kim, Julainne                                                  63
    Kincade Family Trust                                            1
    Kirk, Patrick D                                            28,750
    Kirk, Ronald O                                             13,750
    Kirkpatrick, Amelia S                                           1
    Kirkpatrick, Howard                                             1
    Klassen, Vuryl                                             11,000
    Klee, Donald J                                                 16
    Klein, Donald S                                               625
    Kleinschmidt, Paul                                              1
    Knight, Janie                                                   6
    Knight, Gail M                                              1,250
    Knight, Paula M                                             1,250
    Knight, Sally M                                             1,250
    Knight, Jane M                                              1,250
    Ko, Eric                                                    9,263
    Koeppel, William                                                2
    Kopp, David                                                     1

                                        40

    Kowalczyk, David                                                1
    Kowaleski, John A                                               1
    Krug, Philip                                                    1
    Krupp, Daniel B                                                 2
    Kuhran, Michael                                                 1
    Kurtz, Lewis                                                3,750
    Lamb, Raymond                                                   5
    Lansford, Clancy                                                1
    Lapuk, Stacey                                                  13
    Laughter, Fred                                              6,313
    Lavey, Lewis                                                    3
    Lavine, Kerri                                                   1
    Lawrence, Jerome A                                              1
    Lee, Gabriel                                                   63
    Lee, Danny Y                                               22,500
    Lener, Jeff                                                     1
    Leonard TTEE FBO SBS, James W                                   6
    Letteiello, Lucien A                                           63
    Leve, Michael B                                                 3
    Licho, Edward                                                  22
    Liguzinski, Stephan                                             3
    Lin, Sara                                                       2
    Lin, Robert                                                 2,500
    Lincoln Trust Company Custodian Fbo                         1,250
    Lines, Leroy                                                    1
    Ling, Albert T                                              1,250
    Litman, Norman                                                  2
    Long, Ronnie                                                   63
    Lucci, Michael                                                  3
    Lucey, Harold                                                  18
    Lunnon, Thomas E                                                4
    Lusk, John                                                     31
    Macaluso, Roy                                                  31
    Macpherson, Angus                                              31
    Macpherson, Darelle                                             3
    Madsen, Lloyd A                                                 2
    Mahoney, Gerlad                                                 1
    Maidlow, David                                              2.500
    Maier, Robert W                                                16
    Majdan, Joseph                                                125
    Maness, Troy L                                                  8
    Marcantel, Webb                                             1,250
    Marchiatava, Walter                                             2
    Marcoccia, Dean L                                               2
    Marshall, John W                                                9
    Martinez, John Gregory                                          1
    Maslin, Paul E                                                 11
    Mason, Granville                                                3
    Mauk, Norman O                                              5,000
    Maxson, Robert                                                  1
    May, Gary D                                                     1
    Mccalman, Ahrdy                                                 2

                                        41

    Mcclean, Cheryl                                                 5
    Mccullock, Jean M                                               2
    Mcgee, Levern                                                   5
    Mcginness, Robert W                                             3
    Mcmanus, Edward J                                               1
    Mcmanus, Edward C                                               1
    Meade, Nancy                                                    2
    Medford, Melba R                                            1,250
    Mercantel, Webb                                             3,750
    Merriam, Greg                                                  89
    Merriam Cust, Dori R                                           18
    Meyerson, Charlie                                              16
    Meyerson, Michael Randy                                         3
    Milechtaich, Abram                                              4
    Miller, Bradford Harry                                         89
    Miller, John Brian                                              1
    Miller, Geary                                                   1
    Miller, Douglas D                                             625
    Miller, Kathleen                                               63
    Miracle Corporation                                             1
    Mirzayi, Behzad                                            31,250
    Mohle, Wayne                                                    6
    Monahan, Connie                                                 2
    Montreuil, Jim                                                  9
    Morgan Sr, William S                                            1
    Morris, Louise                                                 63
    Morris, Richard                                                63
    Moseman, George H                                           6,250
    Moses, Madeline Valt                                            1
    Moskowitz, Lester E                                             1
    Mountain Truck & Equipment CO.                                156
    Mowry, John                                                     3
    Mueller, Claus                                                  3
    Mueller, Carsten                                                3
    Myers, James J                                                  1
    Nagel, Kathrina B                                              75
    Nagel, Conrad                                              55,905
    Neal, Harold                                                1,250
    Nesseth, Jason                                              6,313
    Newton, Charles D                                               2
    NFSC/FMTC IRA Rollover FBO                                      1
    Nickas, Angelo                                                  2
    Nielsen, Michael                                              313
    Nisson, Sonja                                                   2
    Nolta, Lisa Ann                                                 9
    Nonnenmacher, Maria                                             3
    Norton, Chail Topping                                           6
    Nuanes, Richard                                                 2
    O'Conner, Mary Ellen                                            1
    Ohlrich, Gary L                                                 3
    Ok Associates Pension Trust                                    31
    Oum, Chota                                                 13,573
    Pacific & CO                                                   15

                                        42

    Pagel, Irene H                                                  1
    Palmeiro, Robert G                                              1
    Palomares P, Me Rene De S                                   3,563
    Panko, Thomas                                                 625
    Pankovcin, George W                                             8
    Partigian, Mary                                                 1
    Parigian, Charles                                               2
    Park, David S                                                   1
    Parks, Bruce                                                    3
    Paspalof, Geoge B                                             125
    Patterson, Dean                                               807
    Pay, George                                                     6
    Pearl, Carol W                                                  1
    Pefley, David R                                                 2
    Perez, Ron                                                      1
    Peterson, Linda S                                               2
    Pezenik, Phyllis                                                1
    Pfeiffer, Lynn                                                  1
    Phillips, Roy R                                                 1
    Phillips, Frances                                               2
    Pisacano, Isabelle Moses                                        1
    Pizzoferrato, John                                              5
    Platte, Rodney H                                                2
    Podboy Cust, Janet L                                            3
    Podrovsky, Bernard                                              3
    Pokorny, Thomas H                                               1
    Potash, Mildred                                                 2
    Potter, Beverly Gary                                            1
    Pratt, Ronald A                                                 4
    Pratt, Robert J                                                 3
    Pratt, Ronald A                                                 3
    Prudential Securities Inc.                                      5
    Quality Surplus Sales                                       1,563
    Rae, Dennis                                                     1
    Ramage, Jean                                                    2
    Rasmussen, Gary K & Doris Abel                              2,094
    Rasmussen, Mark W                                             125
    Reynolds, Norman T                                          7,590
    Richstone, David                                                1
    Richter, Weston                                            18,750
    Ridge, Elaine M                                                 1
    Riley, Peter                                                    1
    Rinard, Jackie R                                                1
    Rindler, Philip A                                               1
    Ripple, Harvey E                                                1
    Riveroll, Robert                                            3,750
    Roach, James C                                                 94
    Robert C Brehm Consulting Inc                              82,411
    Roberts, Jeff                                               2,419
    Robinette, Dana g                                              94
    Robinson, Mery C                                          700,133
    Robinson, Stella Y                                            625
    Robinson, Michelle                                          2,266

                                        43

    Rogers, Gloria S                                                1
    Rogl, Alex                                                      1
    Rohles, Ronald                                                  2
    Rolontz, Louis C                                                2
    Romag, Anthony                                                 63
    Romag, Laurie                                              18,813
    Rosenberg, Stanley                                              6
    Ross II, Richard G                                              3
    Rothstein, Allan                                                4
    Rpt Texas State Treasurer                                      25
    Rupp, Ronald W                                                  2
    Rushing, Amber                                                 13
    Rust, Donald                                                    5
    Rybka, Maria E                                              2,500
    S W Devanney & CO Inc                                           3
    Sabins, Steven W                                           25,000
    Sabins, Scott A                                            78,125
    Sabins TTEE, Scott A                                      284,516
    Sacapano, Florentino                                            2
    Salley Family Trust                                             2
    Sanborn, R Martin                                               1
    Sanchez Living Trust                                          313
    Sanniola, Marc                                                  1
    Sassano, Lisa                                                   1
    Sauerhaft, Bernard                                              2
    Scaglione, Julette                                              6
    Schaefer, Richard P                                             1
    Schlagel, John M                                              313
    Schmidt, John L                                               156
    Schmidt, Peter                                              1,217
    Segalewitz, Ira                                                 1
    Serl, Prudence                                                 94
    Shcop, Joseph                                                  13
    Sierra Pacific King Cola Inc                                    8
    Singer, Robert                                                 63
    Siskiyou                                                        1
    Slivnick, Maurice                                               4
    Small Cap Voice.com Inc                                     5,380
    Smith, Robert D                                                 3
    Smith, Gary                                                     2
    Smith, Andrew                                                   1
    Smith, Richard C                                                3
    Sokenis, Roger                                                  3
    Solomon, Diana                                                  3
    South Bay Investment Club                                       1
    Spisak, Danial John                                         1,250
    Spiteri, Frank C                                                1
    Statler, Jackie                                                 8
    Stauffer, Edward J                                          8,721
    Stauffer, Jerrold L                                        34,884
    Stehle, Gary                                                    2
    Steiger, Charles M                                              1
    Stein, Mildred F                                                1

                                        44

    Stein, Melvin S                                                 1
    Stierli, Rene S                                                51
    Stoneking, John W                                           3,750
    Stookai, Samuel                                                 1
    Strange 1988, Gilbert & Rosalinda                          16,500
    Sullivan, Susan A                                             125
    Sullivan, Roy L                                               125
    Sullivan, Josephine G                                         125
    Sullivan Jr, William Robert                                    38
    Swartz Private Equity LLC                                 108,142
    Swidler, Harold                                                 1
    SWS Securities Inc FBO                                     31,250
    Tarantino, Joe A                                                2
    Tenasyn, Michael                                                2
    Terek, George                                                 313
    The Brehm Family Trust                                      8,125
    The McFadden Family Trust DTD 11                              178
    The Mcintyre Family Trust Angela                              131
    Thomas, Carol                                                   8
    Thomasson, R Kirk                                               3
    Thomasson C/F, Walter V                                         1
    Threadgill, Charles E                                           1
    Ting, Henry S                                               3,125
    Ting, Ryan                                                  1,250
    Ting, Erin                                                  1,250
    Ting Family Trust                                          35,000
    Tobin Jr., Jack C.                                             16
    Tolsch, Albert J.                                               2
    Tonuzki, Violette                                               1
    Toruk, John                                                     3
    Tovar, Alejandro V                                          4,650
    Tretola, Philip                                                 2
    Ttee, Ralph T Behling                                           4
    Tully, Brian Edward                                             6
    Tully, Darren Patrick                                           6
    Turnbull, Linda                                                 1
    Turnbull, Bruce J                                               1
    Turner, Wilma F.                                                1
    Ulrich Jr, George Alden                                         1
    Uplink Capital Inc                                          6,250
    Ursillo, Michael                                                1
    Vozenilek, Steven Edward                                        1
    Waldron, Basil                                                  1
    Walker, Harry R                                                 1
    Wang, Tom T.S.                                              1,250
    Ward, Delmar F                                                  3
    Ward, William                                                   3
    Watts, Louise Ann                                               1
    Watts, Michael Kent                                             1
    Watts, Louise                                                   1
    Webb, Harold E                                                  2
    Wedin M.D. Inc, Keith L                                         8
    Westhoff, Thomas Guy                                        6,250

                                        45

    Westhoff, James Allen                                       6,250
    Westoff, R Thomas                                           6,250
    White, Robert E                                                 1
    White, Vance                                                  250
    White, Raymond E                                           12,500
    Wiener, Janine B                                                1
    Wigman, Morris                                                  7
    Wilkerson, Ludmila                                             63
    Wilkins, Troy L                                                 1
    Williams, John I                                              625
    Woo, William M                                             37,563
    Wright, Jay E                                                  18
    Wright Jr, George W.M.                                      2,500
    Wurzel, Jules Lee                                               7
    Wynhoff, Michael L                                          3,281
    Yee, Jeffrey                                                2,750
    Zachau, N Margaret                                              1
    Zech, Walter                                                    9
    Zelinsky, Alan                                                  2
    Zepernick, Lawrence E                                           1
    Zitt, Arthur                                                    2
    Zoeller, Henry A                                                1
    Zorn, Neta                                                  8,751
    Zubrowski, Francis A                                       64,263
    Zucker, Betty J                                                 2
    Zweigle, Charles E                                              1

      Total                                                 5,884,149












                            Intentionally Left Blank




                                        46



                        SHARES AVAILABLE FOR FUTURE SALE

         Following the effective date of this prospectus, 36,778,329 shares of common stock will be freely tradable, including:

o        The Spin-Off Shares;

o All 14,250,000 shares being sold to new purchasers, if all of the shares are sold; and

o        The shares registered for resale.

         In addition, we will have shares which are not being registered for sale or resale. Those shares are "restricted securities" as defined in the Securities Act, and are subject to the resale provisions of Rule 144 promulgated under the Securities Act. See "The Spin-Off." Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

         Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of Majestic Safe-T-Products may include its directors, executive officers, and any person directly or indirectly owning 10 percent or more of our outstanding common stock. See "Management" and "Principal Stockholders."

         Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company. Resales by our affiliates of restricted and unrestricted common stock are subject to the requirements described in the preceding sentence.

         The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the requirements described above.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by Glast, Phillips & Murray, P.C., Houston, Texas.

                                     EXPERTS

     Our financial statements for the period from inception through December 31, 2001, and the six months ended June 30, 2002 included in this prospectus have been so included in reliance on the report of Stefanou Mirchandani LLP, certified public accountants, given on that firm's authority as experts in auditing and accounting.




                                        47



                          INDEX TO FINANCIAL STATEMENTS


                                                                      Page No.

    Report of Independent Certified Public Accountants                  F-1

    Balance Sheets at December 31, 2001 and 2000                        F-2

    Statements of Losses for the two years ended
    December 31, 2001 and 2000, and for the period
    April 8, 1998 (date of inception) to December 31, 2001              F-3

    Statements of Deficiency in Stockholders' Equity for the two
    years ended December 31, 2001 and 2000, and for the period
    April 8, 1998 (date of inception) to December 31,
    2001                                                                F-4

    Statements of Cash Flows for the two years ended December 31,
    2001 and 2000, and for the period April 8, 1998
    (date of inception) to December 31, 2001                            F-5

    Notes to Financial Statements                                    F-6 to F-12

    INTERIM CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
    Condensed Balance Sheets as of June 30, 2002 and December 31,
    2001                                                               F-13

    Condensed Statement of Losses for the three months ended
    June 30, 2002 and 2001, six months ended June 30, 2002
    and 2001, and for the period April 8, 1998 (date of
    inception) to June 30, 2002                                        F-14

    Statement of Deficiency in Stockholders Equity for the period
    April 8, 1998 (date of inception) to June 30, 2002                 F-15


    Condensed Statement of Cash Flows for the six months ended
    June 30, 2002 and 2001 and for the period April 8, 1998
    (date of inception) to June 30, 2002                               F-16

    Notes to Unaudited Condensed Financial Information               F-17 - F-18





                                        48





                             Stefanou & Company, LLP
                          Certified Public Accountants

                                1360 Beverly Road
                                    Suite 305
                              McLean, VA 22101-3621
                                  703-448-9200
                               703-448-3515 (fax)
                                                                Philadelphia, PA
--------------------------------------------------------------------------------



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Majestic Safe-T-Products, Ltd.
San Diego, California

         We have audited the accompanying balance sheets of Majestic Safe-T-Products, Ltd., development stage company (the "Company"), as of December 31, 2001 and 2000 and the related statements of losses, deficiency in stockholders' equity, and cash flows for the years then ended and for the period April 8, 1998 (date of inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.


         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Majestic Safety Products, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the two years ended, and from April 8, 1998 (date of inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note I, the Company is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                 /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                 Russell Bedford Stefanou Mirchandani LLP
                                 Certified Public Accountants


McLean, Virginia
February 14, 2002





                                        F-1


                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 and 2000


                                                    2001                2000

ASSETS
Current Assets:
Cash and Equivalents                         $       116         $        70
Deposits and Prepaid Expenses
                                                   1,745               1,386
Total Current Assets
                                                   1,861               1,456

Property, Plant and Equipment                     62,118              47,671

Less: Accumulated Depreciation                   (22,445)            (13,047)
                                                  39,673              34,624

Other Assets: (Note C)
Intangible Assets                                 77,553              14,328
Less: Accumulated Amortization                   (11,625)             (3,624)

                                                  65,928              10,704


                                                 107,462              46,784

LIABILITIES AND DEFICIENCY IN
   STOCKHOLDER'S EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses           106,372              45,475
Current Maturities on Long Term Debt (Note B)   225,000             235,673

Total Current Liabilities                       331,372             281,148


Due to Related Parties (Note G)                 878,243             554,217


Commitments and Contingencies (Note H)             -                   -


Deficiency in Stockholders' Equity (Note D)
Common Stock, Par Value $0.01: 10,000,000 shares
  authorized; 1 share issued and outstanding at
  December 31, 2001 and December 31, 2000          -                   -

Additional-Paid-In Capital
                                                   -                   -
Accumulated Deficit                          (1,102,153)           (788,581)

Total Deficiency in Stockholder's Equity     (1,102,153)           (788,581)

                                          $     107,462        $     46,784



                  See accompanying notes to financial statements



                                        F-2



                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                              STATEMENTS OF LOSSES



                                                                  For the Period
                                                                  April 8, 1998
                                                                (Date Inception)
                                                                      through
                                   December 31,   December 31,      December 31,
                                      2001           2000               2001

 Revenues:                         $     -        $    -           $       -



Operating Expenses:

Sales and Marketing                    9,261         17,505             80,812
Research and Development              79,171        114,535            542,998
General and Administrative Expense   155,931         99,185            373,195
Interest Expense                      53,001          2,030             72,272
Depreciation and Amortization         17,402         10,735             34,070

Total Operating Expenses             314,766        243,990          1,103,347

Other Income                           1,194           -                 1,194

Income (Tax) Expense                     -             -                   -

Net Loss                         $  (313,572)   $  (243,990)    $   (1,102,153)


Loss Per Common Share (Note F)   $  (313,572)   $  (243,990)    $   (1,102,153)
(Basic and Assuming Dilution)

Weighted Average Common
Shares Outstanding                      1              1                 1




















                   See accompanying notes to financial statements


                                        F-3





                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
   FOR THE PERIOD APRIL 8, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2001



                                                             Deficit
                                                 Additional  Accumulated
                                                 Paid-       During
                               Common    Stock   In-         Development
                               Shares    Amount  Capital     Stage        Total
                               -------------------------------------------------
Shares issued at date of
inception (April 8, 1998) to   -        $  -    $  -       $ -          $  -
parent company
Net Loss                       -           -       -      (182,463)  (182,463)
Balance at December 31, 1998   -           -       -      (182,463)  (182,463)

Net Loss                       -           -       -      (362,128)  (362,128)
Balance at December 31, 1999   -           -       -      (544,591)  (544,591)

Net Loss                       -           -       -      (243,990)  (243,990)
Balance at December 31, 2000   -           -       -      (788,581)  (788,581)

Net Loss                       -           -       -      (313,572)  (313,572)

Balance at December 31, 2001   -        $  -    $  -   $(1,102,153) $(1,102,153)






                  See accompanying notes to financial statement


                                        F-4


                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                            STATEMENTS OF CASH FLOWS
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                  For the Period
                                                                  April 8, 1998
                                                                  (Date of
                                                                   Inception)
                                                                    Through
                                       2001        2000        December 31, 2001
Cash flows (used in) provided by
operating activities:

Net loss for the period            $(313,572)    $(243,990)        (1,102,153)
Adjustments to reconcile net loss
  to net cash provided by (used in)
operating activities:
Depreciation and amortization         17,402        10,735             34,070
(Increase) decrease in:
Deposits and prepaid expenses           (359)         -                (1,745)
Other assets                         (63,226)       (1,444)           (77,553)
Increase (decrease) in:
Accounts payable and accrued expenses 60,896         5,840            106,371

Net cash used in operating
activities                          (298,859)     (228,859)        (1,041,010)

Cash flows (used in) provided by
investing activities:
Acquisition of property and
equipment                           (14,448)          -               (62,118)
Cash flows used in investing
activities:                         (14,448)          -               (62,118)

Cash flows (used in) provided by
financing activities:
Repayment of long term debt         (10,673)          (571)           (11,244)
Proceeds from loans                    -            50,000            236,244
Due to related parties, net         324,026        179,303            878,243
Net cash provided by financing
activities                          313,353        228,732          1,103,243

Net increase (decrease) in
cash and equivalents                    46            (127)               116
Cash and cash equivalents
at beginning of period                  70             197                 -
Cash and cash equivalents
at end of period                 $     116        $     70         $      116

Supplemental Information:
Cash paid during the period
for interest                     $      -         $      -         $      -
Cash paid during the period
for taxes                        $      -         $      -         $      -














                   See accompanying notes to financial statements

                                        F-5


                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 and 2000

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

Majestic Safe-T-Products, Ltd. (the "Company"), formerly Majestic Transportation Products, Ltd., is incorporated under the laws of the state of Maryland. The Company is a development stage company, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS 7") and is in the business of developing and marketing a variety of products: proprietary passenger restraint system for the school bus industry, a flexible bus seat to complement the passenger restraint system, a rear wheel flap guard system to remove obstacles from the buses wheel, a recyclable diesel fuel emissions system, and an automated latex glove dispensing system designed for high-tech and medical environments. To date, the Company has generated no sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2001, the Company has accumulated losses of $1,102,153. The Company is a wholly owned subsidiary of Majestic Companies, Ltd.

Revenue Recognition

The Company follows a policy of recognizing sales of proprietary passenger restraint system and other products at the time of shipment. To date the Company has generated no revenues.

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. For the years ended December 31, 2001 and 2000, advertising costs were $9,261 and $17,505, respectively.

Property and Equipment

For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (five years for furniture, fixtures and equipment and 15 years for building and improvements). The straight-line method of depreciation is also used for tax purposes.

Intangible Assets

Intangible assets consist of patents, trademarks, and licensing agreements to build transportation equipment and organization costs, which are amortized using the straight-line method over the estimated useful lives of the assets which range from five to seven years.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.


                                        F-6


                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 and 2000

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No.121 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

1.       Research and Development

Company-sponsored research and development costs related to both present and future products are expended in the year incurred. Total expenditures on research and product development for 2001 and 2000 were $79,171 and $114,535, respectively.

2.       Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company's customers are concentrated primarily in the state of California and it periodically reviews its trade receivables in determining its allowance for doubtful accounts.

3.       Stock Based Compensation

The Company accounts for stock transactions in accordance with APB Opinion 25, "Accounting for Stock Issued to Employees." In accordance with statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company has adopted the proforma disclosure requirements.

Liquidity

As shown in the accompanying financial statements, the Company incurred net losses of $313,572 for the year ended December 31, 2001 and $243,990, for the year ended December 31, 2000. The Company's current liabilities exceeded its assets by $329,510 as of December 31, 2001. For the period from inception through December 31, 2001, the Company has accumulated losses of $1,102,153. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.







                                        F-7


                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 and 2000

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements

In March 2000, the FASB issued interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25". FIN 44 clarifies the application of APB No. 25 for (a) the definition of employee for purposes of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to previously fixed stock options or awards, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 2, 2000 but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. The adoption of FIN 44 did not have an affect on the Company's financial statements but may impact the accounting for grants or awards in future periods.

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations (FAS 141), and FAS 142, Goodwill and Other Intangible Assets (FAS 142). FAS 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. FAS 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination, whether acquired individually or with a group of other assets, and the accounting and reporting for goodwill and other intangibles subsequent to their acquisition. These standards require all future business combinations to be accounted for using the purchase method of accounting. Goodwill will no longer be amortized but instead will be subject to impairment tests at least annually. The Company is required to adopt FAS 141 and FAS 142 on a prospective basis as of January 1, 2002; however, certain provisions of these new standards may also apply to any acquisitions concluded subsequent to June 30, 2001. The Company does not believe that the adoption of FAS 141 or 142 will have a material impact on its consolidated financial statements.

In October 2001, the Financial Accounting Standards Board issued FAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (FAS 144). FAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (FAS 121) and related literature and establishes a single accounting model, based on the framework established in FAS 121, for long-lived assets to be disposed of by sale. The Company is required to adopt FAS 144 no later than January 1, 2002. The Company does not believe that the adoption of FAS 144 will have a material impact on its consolidated financial statements.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material.





                                        F-8



                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 and 2000

NOTE B - LONG-TERM DEBT

Long-term debt at December 31, 2001 and 2000 consists of the following:

                                                           2001         2000
Note payable in monthly installments of interest
only at 10% per annum, secured by accounts
receivable, inventory and equipment; the Company
is in default under the terms of the note.                $ 25,000      25,000

Note  payable in monthly  installments  of
interest  only at 10% per annum, secured by
accounts receivable,  inventory and equipment;
the Company is in default under the terms of the note.      50,000      50,000

Note  payable in monthly installments of interest
only at 10% per annum, secured by accounts receivable,
inventory and equipment; the Company is in default
under the terms of the note.                                50,000      50,000

(1)  Note  payable in monthly  installments
     of interest  only at 10% per annum,
     secured by accounts receivable, inventory
     and equipment; the Company is in default
     under the terms of the note.                          100,000     100,000

Note payable in monthly  installments of $1,187
including  interest at 9.75% per annum; secured
by office equipment.                                          -         10,673

Note payable to related parties at 0% per annum;
unsecured.                                                  22,696        -
Note payable to related parties at 0% per annum;
unsecured.                                                 855,547     554,217

Total                                                    1,103,243     789,890
Less: current portion                                     (225,000)   (235,673)

                                                         $ 878,243   $ 554,217


     Aggregate maturities of long-term debt as of December 31, 2001 are as follows:



Year                                         Amount
2002                                     $  225,000
2003                                        219,561
2004                                        219,561
2005                                        219,561
2006 and after                              219,560
                                        $ 1,103,243




                                        F-9


                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 and 2000

NOTE C - INTANGIBLE ASSETS

The costs and accumulated amortization of intangible assets at December 31, 2001 and 2000 are summarized as follows:

                                              2001            2000
Trademarks                                     $ 18,175        $ 14,328
Safe-T-Guard License                             50,625               -
Patent                                            8,753               -
Less:  accumulated amortization                (11,625)         (3,624)
Intangible assets, net                         $ 65,928        $ 10,704


NOTE D - CAPITAL STOCK

The Company was authorized to issue 10,000,000 shares of common stock with a par value of $.01 per share. On April 17, 1998, the Company issued one share of common stock to its parent company, The Majestic Company, Ltd. As of December 31, 2001 the Company has one share of common stock issued and outstanding.

On May 6, 2002, the Company's Board of Directors approved an increase in the Company's authorized common stock from 10,000,000 to 500,000,000 with a par value of $.001. The Company also created a class of preferred stock, $.001 par value per share, and authorized 50,000,000 shares.

NOTE E - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.


At December 31, 2001, the Company has available for federal income tax purposes a net operating loss carryforward of $ 1,102,153, expiring the year 2021, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized. Due to significant changes in the Company's ownership, the Company's future use of its existing net operating losses may be limited.

Components of deferred tax assets as of December 31, 2001 are as follows:

Non current:
Net operating loss carryforward                        $374,700
Valuation allowance                                    (374,700)
Net deferred tax asset                                 $    -




                                        F-10


                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 and 2000


NOTE F - LOSSES PER COMMON SHARE

The following table presents the computation of basic and diluted loss per share:

                                                                    For the
                                                                    period
                                                                   April 8, 1998
                                                                    (Date of
                                                                    Inception)
                                                                    through
                                                                    December 31,
                                                2001      2000        2001

Net loss available for common shareholders    $(313,572) $(243,990) $(1,102,153)
Basic and fully diluted loss per share        $(313,572) $(243,990) $(1,102,153)

Weighted average common shares outstanding         1         1           1


NOTE G - RELATED PARTY TRANSACTIONS

In 2001, the Company's President and Chief Executive Officer advanced funds in the form of unsecured notes to the Company for working capital purposes. As of December 31, 2001 the amount due the Company's President and Chief Executive Officer is $22,696 (Note B).

During the period April 8, 1998 through December 31, 2001, the Company's parent company, The Majestic Companies, Ltd. advanced funds to the Company for working capital purposes. As of December 31, 2001 the amount due The Majestic Companies, Ltd. is $855,547. No formal repayment terms or arrangements exist.

NOTE H - COMMITMENTS AND CONTINGENCIES

License and Royalty Agreements

The Company entered into a licensing and royalty agreement in 1998 which allows the Company to use certain patent rights in the passive restraint products the Company is currently developing. The licensing agreement requires royalty payments ranging from 2% to 4% of specified product sales. Subsequent to the date of the financial statements, the patent holder agreed to waive receipt of the minimum royalty payments of $50,000 for the period of February 20, 2001 through February 19, 2002. The patent holder also agreed to waive the minimum royalty payments beyond the date of February 20, 2002, as long as he remains an employee of the Company. For the years ended December 31, 2001 and 2000, royalty payments charged to expense were $30,000 and $50,000, respectively.

In October of 2001 the Company entered into a licensing and royalty agreement that allows the Company to utilize trademark rights in safety guard flaps for use on buses that the Company is currently developing. In February 2002 the royalty agreement was mutually modified whereas minimum royalty payments of $10,000 were reduced to $5,000 per month until a marketable safety system was fully developed. The license remains in effect for a term of three years.

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.



                                        F-11


                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 and 2000


NOTE I - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 2001 and 2000, the Company incurred losses from operations of $313,572 and $243,990, respectively. The Company's current liabilities exceeded its assets by $329,510 as of December 31, 2001. For the period from inception through December 31, 2001, the Company has accumulated losses of $1,102,153. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.





                                F-12





                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                            CONDENSED BALANCE SHEETS

                                        June 30, 2002     December 31, 2001
                                         (Unaudited)          (Audited)
ASSETS
Current Assets:
Cash and Equivalents                   $       63         $       116
Deposits                                    3,302               1,745
Prepaid Consulting Fees                    60,000                  -
Total Current Assets                       63,365               1,861

Property, Plant and Equipment              62,118              62,118
Less: Accumulated Depreciation            (30,757)            (22,445)
                                           31,361              39,673
Other Assets:
Intangible Assets                          39,572              77,553
Less: Accumulated Amortization             (7,052)            (11,625)
                                           32,520              65,928

                                      $    127,246       $    107,462

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses      143,081            106,372
Current Maturities on Long Term Debt       225,000            225,000
Other Liabilities                           55,877               -
Total Current Liabilities                  423,958            331,372

Long Term Debt                              70,758               -
Due to Related Parties                        -               878,243

Commitments and Contingencies                 -                  -

Deficiency in Stockholders' Equity
Preferred Stock, Par Value $0.001;
  50,000,000 shares authorized; none
  issued and outstanding at June 30, 2002
  and December 31, 2001                       -                  -
Common Stock, Par Value $0.001;
  500,000,000 shares authorized;
  35,000,001 shares and 1 share
  issued and outstanding at
  June 30, 2002 and December 31, 2001,
  respectively                             35,000                -
Additional-Paid-In Capital                905,109                -
Common Stock Subscription                 (15,000)               -
Accumulated Deficit                    (1,292,579)        (1,102,153)

Total Deficiency in
Stockholder's Equity                    (367,470)         (1,102,153)

                                    $    127,246         $   107,462

       See accompanying notes to unaudited condensed financial statements


                                        F-13



                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                         CONDENSED STATEMENTS OF LOSSES
                                   (UNAUDITED)

                                                                      For the
                                                                      Period
                                    Three               Six        April 8, 1998
                                    Months             Months   (Date Inception)
                                    Ended              Ended          through
                                    June 30,           June 30,       June 30
                                 2002     2001     2002    2001       2002

 Revenues                       $ -       $ -      $ -      $ -      $  -


Operating Expenses
Sales and Marketing                -     2,167      342     4,659       81,154
Research and Development       20,817   20,152   73,165    33,443      616,163
General and Administrative     39,320   18,191   58,072    42,534      431,267
Interest Expenses                 114      287    6,815       883       79,087
Depreciation and Amortization   3,554    2,944   12,176     5,888       46,246

Total Operating Expenses      (63,805) (43,741) (150,570) (87,407)  (1,253,917)

Other Income                    1,142      -       2,332      -          3,526
Loss on Disposal of Assets    (42,188)     -     (42,188)     -        (42,188)

Income (Tax) Expense              -        -        -         -           -

Net Loss                  $  (104,851) $(43,741) $(190,426)$(87,407)$(1,292,579)


Loss Per Common Share     $   (0.01)   $(43,741) $ (0.04)  $(87,407)$  (2.44)
(Basic and Assuming
Dilution)

Weighted Average Common
Shares Outstanding        9,013,109        1     4,531,453     1       528,816






       See accompanying notes to unaudited condensed financial statements



                                        F-14



                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
     FOR THE PERIOD APRIL 8, 1998 (DATE OF INCEPTION) THROUGH JUNE 30, 2002
                                   (UNAUDITED)




                                    Additional
                                    Paid-       Common
                    Common  Stock   In-         Stock        Accumulated
                    Shares  Amount  Capital     Subscrption  Deficit     Total
                    ------------------------------------------------------------
Shares issued at
date of inception
(April 8, 1998) to
parent company        1     $-      $-          $-           $-          $-

Net Loss              -      -       -           -          (182,463) (182,463)
Balance at
December 31, 1998     1     $-      $-          $-         $(182,463)$(182,463)

Net Loss              -      -       -           -          (362,128) (362,128)
Balance at
December 31, 1999     1     $-      $-          $-         $(544,591)$(544,591)

Net Loss              -      -       -           -          (243,990) (243,990)
Balance at
December 31, 2000     1     $-      $-          $-         $(788,581)$(788,581)

Net Loss              -      -       -           -          (313,572) (313,572)
Balance at
December 31, 2001     1     $-      $-          $-      $(1,102,153)$(1,102,153)

Shares issued to-
consultants in ex-
change for
services
rendered        6,678,329  6,678     -           -            -         6,678

Shares issued to
consultants as
prepaid
service fees   12,663,412 12,663   47,337       -             -        60,000

Shares issued in
exchnaged
for debt       14,158,259 14,159  844,272       -             -       858,431

Common Stock-
subscription    1,500,000  1,500   13,500     (15,000)        -          -

Net Loss            -        -       -          -          (190,426)  (190,426)
Balance at
Jun3 30, 2002  35,000,001 $35,000 $905,109  $( 15,000)  $(1,292,579) $(367,470)



                                        F-15



                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                            STATEMENTS OF CASH FLOWS
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                  For the Period
                                                                  April 8, 1998
                                                                  (Date of
                                                                   Inception)
                                         Six Months Ended          Through
                                       2002        2001          June 30, 2002
Cash flows (used in) provided by
operating activities:

Net loss for the period            $(190,426)    $( 87,407)        (1,292,579)
Adjustments to reconcile net loss
  to net cash provided by (used in)
operating activities:
Depreciation and amortization         12,176         5,888             46,246
Shares issued in exchange for-
services rendered                      6,678          -                 6,678
Loss from disposal of assets          42,188          -                42,188

(Increase) decrease in:
Deposits and prepaid expenses         (1,557)         -                (3,302)
Other assets                         (12,642)         (465)           (90,196)
Increase (decrease) in:
Accounts payable and accrued expenses 36,709       (21,104)           143,081

Net cash used in operating
activities                          (106,874)     (103,088)        (1,147,884)

Cash flows (used in) provided by
investing activities:
Acquisition of property and
equipment                              -              -               (62,118)
Cash flows used in investing
activities:                            -              -               (62,118)

Cash flows (used in) provided by
financing activities:
Repayment of long term debt            -            (3,400)           (11,244)
Proceeds from loans                    -              -               236,244
Due to related parties, net         106,821        110,382            985,065
Net cash provided by financing
activities                          106,821        106,982          1,210,065

Net increase (decrease) in
cash and equivalents                   (53)          3,894                 63
Cash and cash equivalents
at beginning of period                 116              70                  -
Cash and cash equivalents
at end of period                 $      63         $ 3,964         $       63

Supplemental Information:
Cash paid during the period
for interest                     $      -         $   -            $        -
Cash paid during the period
for taxes                        $      -         $   -            $        -



       See accompanying notes to unaudited condensed financial information




                                   F-16


                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2002
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

General

The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Rule 310(b) of Regulation S-B, and therefore, do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002. The unaudited condensed financial statements should be read in conjunction with the financial statements and footnotes thereto included in the Company's SEC Form 10-SB.

Business and Basis of Presentation

Majestic Safe-T-Products, Ltd. (the "Company"), formerly Majestic Transportation Products, Ltd., is incorporated under the laws of the state of Maryland. The Company is a development stage company, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS 7") and is in the business of developing and marketing a variety of products: proprietary passenger restraint system for the school bus industry, a flexible bus seat to complement the passenger restraint system, a rear wheel flap guard system to remove obstacles from the buses' wheel, a recyclable diesel fuel emissions system, and an automated latex glove dispensing system designed for high-tech and medical environments. To date, the Company has generated no sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through June 30, 2002, the Company has accumulated losses of $1,292,579.

The Company was divested as a wholly-owned subsidiary of The Majestic Companies, Ltd., on June 30, 2002 (Note B).

Reclassification

Certain prior period amounts have been reclassified for comparative purposes.

Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No.
141), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144), in August and October 2001, respectively.

SFAS  No.  141  requires  the  purchase   method  of  accounting   for  business
combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's financial statements.




                                        F-17



                         MAJESTIC SAFE-T-PRODUCTS, LTD.
                          (A development stage company)
                    NOTES TO CONDENSED FINANCIAL INFORMATION
                                  JUNE 30, 2002
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on the Company's financial statements.

SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on the Company's financial statements.

NOTE B - CAPITAL STOCK

On May 6, 2002, the Company's Board of Directors approved an increase in the Company's authorized common stock from 10,000,000 shares with a par value of $.01 to 500,000,000 shares with a par value of $.001. The Company also created a class of preferred stock with a par value of $.001, and authorized 50,000,000 shares.

The Company was divested as a wholly-owned subsidiary of The Majestic Companies, Ltd., ("Majestic") on June 30, 2002. In connection with the spin-off, the Company issued a total of 13,756,436 shares of its common stock to Majestic and Majestic's creditors in exchange for $854,631 of debt previously due Majestic. The Company also assumed $126,634 of Majestic's liabilities in exchange for the same amount of debt previously due Majestic.

Additionally, the Company issued 401,823 shares of common stock in exchange for $3,800 of debt previously due the Company. The Company also issued 6,678,329 shares of common stock to consultants for services rendered. The Company valued the shares issued at approximately $.001 per share, which approximated the fair value of the shares issued during the periods the services were rendered. Compensation costs of $6,678 were charged to income during the period ending June 30, 2002. The Company issued 12,663,412 shares to consultants in exchange for $60,000 of prepaid service fees and 1,500,000 shares of common stock to investors and recorded a $15,000 stock subscription receivable.



                                        F-18



                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to our common stock offered as described in this prospectus. This prospectus constitutes our prospectus filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying from the Public Reference Section of the SEC, located at 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at (800) SEC-0330. The SEC maintains an Internet web site that contains reports, proxy statements and other information regarding Majestic Safe-T-Products. The address of the SEC web site is http://www.sec.gov.

         Majestic Safe-T-Products has not been previously subject to the reporting requirements of the Exchange Act, although we will become subject to those reporting requirements following the effective date of the registration statement to which this prospectus relates. In accordance with the Exchange Act, we will file reports, proxy statements and other information with the SEC. In addition, we intend to furnish our stockholders with annual reports containing audited financial statements and interim reports as we deem appropriate. No person is authorized by us to give any information or to make any representations other than those contained in this prospectus, and, if given or made, you should not rely upon that information.

         This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implications that there has been no change in the information set forth or incorporated into this prospectus by reference or in our affairs since the date of this prospectus.

         Until ____, 2002 all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.






                                     PART II
                     Information Not Required in Prospectus

Item 24.  Indemnification of directors and officers

         Majestic Safe-T-Products' articles of incorporation provide that it shall indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by Majestic Safe-T-Products or in its right, by reason of the fact that he is or was a director, officer, employee, or agent of Majestic Safe-T-Products, or is or was serving at Majestic Safe-T-Products' request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

o The liability did not result from any act or failure to act which (a) constituted a breach of such person's fiduciary duties in his capacity as a director or officer, and (b) involved intentional misconduct, fraud, or a knowing violation of law; or

o Such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, Majestic Safe-T-Products' best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         Further, our articles of incorporation permit Majestic Safe-T-Products to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by Majestic Safe-T-Products or in its right, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Majestic Safe-T-Products, or is or was serving at Majestic Safe-T-Products' request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

o The liability did not result from any act or failure to act which (a) constituted a breach of such person's fiduciary duties in his capacity as a director or officer, and (b) involved intentional misconduct, fraud or a knowing violation of law; or

o Such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, Majestic Safe-T-Products' best interests.

         However, Majestic Safe-T-Products is prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction if he has been finally adjudged to be liable to Majestic Safe-T-Products, unless, and only to the extent that, the court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case.

         Our bylaws contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Majestic Safe-T-Products under the indemnification provisions, or otherwise, Majestic Safe-T-Products is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         No statute, charter provision, bylaw, contract or other arrangement of Majestic Safe-T-Products that insures or indemnifies a controlling person, director or officer affects his or her liability in that capacity.



                                        II-1


Item 25.  Other expenses of issuance and distribution

         The following table sets forth the estimated expenses to be incurred in connection with the distribution of the 36,778,329 shares being registered, including the newly issued shares being sold to new investors, the Spin-Off Shares, and the shares being sold by existing stockholders. The expenses shall be paid by the registrant. No expenses will be paid by the security holders.

  SEC Registration Fee.........................................    $     828
  Printing and Engraving Expenses..............................        3,000
  Selling Commissions..........................................       89,063
  Legal Fees and Expenses......................................       50,000
  Accounting Fees and Expenses.................................       10,000
  Blue Sky Fees and Expenses...................................        5,000
  Transfer Agent Fees..........................................       25,000
  Miscellaneous................................................       31,172
    Total......................................................     $214,063

Item 26.  Recent sales of unregistered securities

         On April 1, 2002, we issued 278,329 shares to Norman T. Reynolds, in consideration for legal services. Mr. Reynolds has been our attorney since 2001, and has various corporate matters for us since that time.

         On April 30, 2002, we issued 1,000,000 shares to William M. Woo, in payment of a debt in the amount of $10,000.

         On April 30, 2002, we issued 1,500,000 shares to A2A Industries Corporation, in payment of a debt in the amount of $15,000.

         On June 28, 2002, we issued 1,500,000 shares to Edify Capital Group, Inc., in exchange for a $15,000 capital contribution.

         On September 19, 2002, we issued 6,000,000 shares to U.S. Microbics, Inc. in connection with that certain Capital Stock Exchange Agreement relating to USM Technologies Holding.

         On September 19, 2002, we issued 9,000,000 shares to USM Capital Group, Inc. in connection with that certain Capital Stock Exchange Agreement relating to USM Technologies Holding.

         On September 29, 2002, we issued 750,000 shares to Sol Tech Corporation, in consideration for consulting services.

         The issuance of all shares of our common stock was pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and related state private offering exemptions. The individuals were sophisticated investors who took their shares for investment purposes without a view to distribution and had access to information concerning Majestic Safe-T-Products and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. Our securities were sold only to persons with whom we had a direct personal preexisting relationship, and after a thorough discussion. Further, our securities were sold to less than 35 non-accredited investors.



                                        II-2


Item 27.  Exhibits

         The following exhibits are filed as part of this registration statement:


    Exhibit No.     Identification of Exhibit

    1.1*            Placement Agreement between Majestic Safe-T-Products, Ltd., a Maryland corporation, and Mariner Investment Group, dated
                    October 31, 2002
    2.1*            USM Technologies Holding Capital Stock Exchange Agreement
    3.1*            Articles of Incorporation of Majestic Transportation
                    Products, Ltd.
    3.2*            Articles of Amendment
    3.3*            Articles of Amendment - Majestic Safe-T-Products, Ltd.
    3.4*            Bylaws of Majestic Transportation Products, Ltd.,
                    a Maryland corporation
    3.5*            Amended Bylaws of Majestic Safe-T-Products, Ltd., a Maryland
                    corporation
    3.6*            Secretary of State Name Change Certificate of Qualification
    3.7*            Charter of the Audit Committee of the Board of Directors of
                    Majestic Safe-T-Products, Ltd.
    3.8*            Charter of the Compensation Committee of the Board of
                    Directors of Majestic Safe-T-Products, Ltd.
    4.1*            Common Stock Certificate - Sample
    4.2*            Preferred Stock Certificate - Sample
    5               Opinion Regarding Legality
    10.1*           Subscription Agreement
    10.2*           Escrow Agreement
    10.3*           Patent License Agreement - Corbett
    10.4*           Patent License Agreement
    10.5*           Asset Purchase Agreement
    10.6*           Letter from Adrian Corbett dated November 8, 2001
    10.7*           License for Foreign Filing and Receipt dated June 19, 2000
    10.8*           Security Agreement between The Majestic Companies, Ltd. and
                    Majestic Transportation Products, Ltd. to George S. Smith,
                    Jr. for $25,000.00 dated October 28,1999 and Promissory Note
    10.9*           Security Agreement between The Majestic Companies, Ltd. and
                    Majestic Transportation Products, Ltd. to Margaret Hubard
                    for $100,000.00 dated August 27, 1999 and Promissory Note
    10.10*          Security Agreement between The Majestic Companies, Ltd. and
                    Majestic Transportation Products, Ltd. to Timothy J. Good
                    for $50,000.00 dated February 1, 2000 and Promissory Note
    10.11*          Security Agreement between The Majestic Companies, Ltd. and
                    Majestic Transportation Products, Ltd. to Timothy J. Good
                    for $50,000.00 dated October 8, 1999 and Promissory Note
    10.12*          Release and Assignment of Promissory Note dated May 15, 2002
    10.13*          UCC Statement filed February 6, 2002, with accompanying
                    Security Agreement
    10.14**         Lease regarding 6156 Mission Gorge Road, Suite 1, San Diego,
                    CA  92120
    11*             Computation of Per Share Earnings
    23.2*           Consent of Independent Certified Public Accountants



*Filed herewith.
**To be filed by amendment.

Item 28.  Undertakings.

(d)      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required in Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) That for purposes of determining any liability under the Securities Act, (i) the information omitted from the prospectus filed as part of this registration statement, as permitted by Rule 430A of the Securities Act and to be contained in the form of prospectus to be filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be incorporated by reference into this registration statement at the time it is declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the indemnification provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.




                                   SIGNATURES

         As required under the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on November 11, 2002.

                                     MAJESTIC SAFE-T-PRODUCTS, LTD.



                                     By    /s/ Francis A. Zubrowski
                                     Francis A. Zubrowski, Chairman of the Board






         As required under the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                     Title                                   Date


/s/Francis A. Zubrowski   Chairman, Chief Executive Officer,  November 11, 2002
FRANCIS A. ZUBROWSKI      and President


/s/Paul S. Hewitt         Director                            November 11, 2002
PAUL S. HEWITT